UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PROTHENA CORPORATION PUBLIC

LIMITED COMPANY

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146

Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2017

To the Shareholders of Prothena Corporation plc:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual Meeting”) of Prothena Corporation plc, an Irish public limited company (the “Company”), will be held on Wednesday, May 17, 2017, at 8:00 a.m. local time, at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, for the following purposes:

1.	To re-elect, by separate resolutions, Lars G. Ekman, Gene G. Kinney and Dennis J. Selkoe as directors, to hold office until no later than the annual general meeting of shareholders in 2020;

2.	To ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017 and to authorize, in a binding vote, the Company’s Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;

3.	To approve, in a non-binding advisory vote, the compensation of the Company’s executive officers named in the Proxy Statement accompanying this Notice;

4.	To approve a further amendment and restatement of the Company’s Amended and Restated 2012 Long Term Incentive Plan, including to increase the number of ordinary shares authorized for issuance under that Plan by 1,350,000 ordinary shares, to a total of 8,750,000 ordinary shares;

5.	To renew our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares;

6.	To renew our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply;

7.	To approve any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6; and

8.	To transact such other business as properly comes before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Irish statutory financial statements for our fiscal year 2016, including the reports of the directors and auditors thereon, will be presented at the Annual Meeting. There is no requirement under Irish law that our statutory financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Annual Meeting will also include a review of the Company’s affairs.

Under our Constitution and Irish law, Proposal Nos. 1, 2, 3, 4, 5 and 7 are deemed to be ordinary resolutions requiring the approval of a simple majority of the votes cast at the Annual Meeting, while Proposal No. 6 is deemed to be a special resolution requiring the approval of at least 75% of the votes cast at the Annual Meeting.

Only shareholders who owned our ordinary shares at the close of business on March 13, 2017 may vote at the Annual Meeting. Each shareholder of record will be entitled to one vote per ordinary share on each matter submitted to a vote of the shareholders, as long as those shares are represented at the Annual Meeting, either in person or by proxy. Shareholders who are entitled to attend and vote at the Annual Meeting are entitled to appoint a proxy or proxies to attend and vote on their behalf at the Annual Meeting; such proxy is not required to be a shareholder of the Company.

Our Board of Directors recommends that you vote as follows on the matters to be presented to shareholders at the Annual Meeting:

1.	FOR the re-election of Lars G. Ekman, Gene G. Kinney and Dennis J. Selkoe as directors, as described in Proposal No. 1;

2.	FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year 2017 and authorization, in a binding vote, of the Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor, as described in Proposal No. 2;

3.	FOR the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers, as described in Proposal No. 3;

4.	FOR the further amendment and restatement of the Company’s Amended and Restated 2012 Long Term Incentive Plan, as described in Proposal No. 4;

5.	FOR the renewal of our Board of Directors’ existing authority under Irish law to allot and issue shares, as described in Proposal No. 5;

6.	FOR the renewal of our Board of Directors’ existing authority under Irish law to allot and issue shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply, as described in Proposal No. 6; and

7.	FOR the approval of any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6, as described in Proposal No. 7.

For our Annual Meeting, we have elected to use the internet as the primary means of providing our proxy materials to shareholders. Consequently, some shareholders may not receive paper copies of our proxy materials. We intend to send shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and for voting via the internet. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where shareholders can request a paper or e-mail copy of our Proxy Statement and form of proxy card and our Annual Report on Form 10-K; information on how to access their proxy card; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Yvonne M. Tchrakian
Company Secretary

Dublin, Ireland

March 31, 2017

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Page
GENERAL INFORMATION	1
THE PROXY PROCESS AND SHAREHOLDER VOTING - QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	2
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE AND BOARD MATTERS	11
Overview	11
Independence of Directors	11
Board Role in Risk Oversight	12
Board Leadership Structure	12
Board Committees	12
Audit Committee	12
Compensation Committee	13
Nominating and Corporate Governance Committee	13
Meetings of the Board and Committees, Meeting Attendance and Shareholder Meeting Attendance	14
Other Corporate Governance Matters	15
Corporate Governance Guidelines	15
Majority Voting for Election of Directors	15
Staggered Board	15
Shareholder Ability to Call Extraordinary Meetings	15
Compensation Governance	15
Code of Conduct	15
Anti-Hedging/Pledging Policies	15
Shareholder Communications with the Board	16
DIRECTOR COMPENSATION	16
PROPOSAL NO. 2 - RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2017 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR	18
Fees Paid to KPMG	18
Pre-Approval Policies and Procedures	18
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	19
PROPOSAL NO. 3 - APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS NAMED IN THIS PROXY STATEMENT	20
PROPOSAL NO. 4 - APPROVAL OF THE FURTHER AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN, INCLUDING TO INCREASE THE NUMBER OF ORDINARY SHARES AUTHORIZED FOR ISSUANCE UNDER THAT PLAN BY 1,350,000 ORDINARY SHARES, TO A TOTAL OF 8,750,000 ORDINARY SHARES	22
BACKGROUND DISCUSSION ON PROPOSAL NOS. 5 AND 6	30
Introduction	30
Effect on Authorized Ordinary Shares	31
Specific Rationale for Proposing to Renew Our Current Share Issuance Authorities	31
Why Our Shareholders Should Support Our Proposals to Renew Our Current Share Issuance Authorities	33
Summary	34
PROPOSAL NO. 5 - RENEWAL OF OUR BOARD OF DIRECTORS’ EXISTING AUTHORITY UNDER IRISH LAW TO ALLOT AND ISSUE ORDINARY SHARES	35

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(continued)

Page
PROPOSAL NO. 6 - RENEWAL OF OUR BOARD OF DIRECTORS’ EXISTING AUTHORITY UNDER IRISH LAW TO ALLOT AND ISSUE ORDINARY SHARES FOR CASH WITHOUT FIRST OFFERING THOSE SHARES TO EXISTING SHAREHOLDERS PURSUANT TO THE STATUTORY PRE-EMPTION RIGHT THAT WOULD OTHERWISE APPLY	37
PROPOSAL NO. 7 - APPROVAL OF ANY MOTION TO ADJOURN THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, TO ANOTHER TIME AND PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL NO. 6	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43
COMPENSATION DISCUSSION AND ANALYSIS	44
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	54
EXECUTIVE COMPENSATION	55
Summary Compensation Table	55
Grants of Plan-Based Awards - Fiscal Year 2016	56
Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2016	58
Options Exercised and Stock Vested - Fiscal Year 2016	60
Potential Payments and Benefits upon Termination of Employment	61
Change in Control and Severance Arrangements	63
Compensation Risk Assessment	67
EQUITY COMPENSATION PLAN INFORMATION	68
TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION	69
HOUSEHOLDING OF PROXY MATERIALS	69
ANNUAL REPORT	70
APPENDIX A - PROTHENA CORPORATION PLC AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN

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PROTHENA CORPORATION PLC

Registered in Ireland - No. 518146

Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland

PROXY STATEMENT

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2017

GENERAL INFORMATION

The Board of Directors of Prothena Corporation plc is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on Wednesday, May 17, 2017, at 8:00 a.m. local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland.

We have elected to use the internet as our primary means of providing our proxy materials to shareholders. Accordingly, on or about March 31, 2017, we are making this Proxy Statement and the accompanying form of proxy card, the accompanying Notice of Annual General Meeting of Shareholders and our Annual Report on Form 10-K for our fiscal year 2016 available on the internet and mailing a Notice of Internet Availability of Proxy Materials to shareholders of record as of March 13, 2017 (the “Record Date”). Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All shareholders as of the Record Date will have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the notice, including an option to request paper copies on an ongoing basis. We intend to mail this Proxy Statement, together with the accompanying form of proxy card and Notice of Annual General Meeting of Shareholders, to those shareholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

The only voting securities of Prothena are ordinary shares, $0.01 par value per share (“ordinary shares”). There were 37,940,930 ordinary shares issued and outstanding as of the Record Date. A quorum of shareholders is necessary to hold a valid meeting and requires that the shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present in person or represented by proxy at the Annual Meeting.

In this Proxy Statement, we refer to Prothena Corporation plc as the “Company,” “Prothena,” “our,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Prothena’s fiscal year, we mean the 12-month period ending December 31 of the stated year.

THE PROXY PROCESS AND SHAREHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 37,940,930 ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our ordinary shares, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, who in turn hold through The Depository Trust Company (“DTC”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote FOR:

•	Re-election, by separate resolutions, of Lars G. Ekman, Gene G. Kinney and Dennis J. Selkoe as directors, to hold office until no later than our annual general meeting of shareholders in 2020;

•	Ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2017 and authorization, in a binding vote, of our Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;

•	Approval, in a non-binding advisory vote, of the compensation of the executive officers named in this Proxy Statement;

•	Approval of the further amendment and restatement of the Company’s Amended and Restated 2012 Long Term Incentive Plan, including to increase the number of ordinary shares authorized for issuance under that Plan by 1,350,000 ordinary shares, to a total of 8,750,000 ordinary shares;

•	Renewal of our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares;

•	Renewal of our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply; and

•	Approval of any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. We are not aware of any other matter that will be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, the Board intends that one of the individuals named in the accompanying form of proxy card will vote on such matter in accordance with his or her discretion.

How do I vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice of Internet Availability of Proxy Materials. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For each proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote by proxy over the internet, follow the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials.

•	To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, who in turn hold through DTC, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the internet or telephone, if the instructions provide for internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, and you choose to vote over the internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your votes electronically, and if you have requested and received proxy materials by mail or e-mail and choose to sign and mail your proxy card, your executed proxy card will be returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) will return one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

With respect to the following Proposals, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for approval:

•	Proposal No. 1, the election of directors;

•	Proposal No. 2, the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2017 and authorization, in a binding vote, of our Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;

•	Proposal No. 3, the approval, in a non-binding advisory vote, of the compensation of our named executive officers;

•	Proposal No. 4, the approval of the further amendment and restatement of the Company’s Amended and Restated 2012 Long Term Incentive Plan;

•	Proposal No. 5, the renewal of our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares; and

•	Proposal No. 7, the approval of any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6.

With respect to Proposal No. 6, the renewal of our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those shares to existing shareholders, the affirmative vote of 75% of the votes cast in person or by proxy at the Annual Meeting is required for approval.

Please instruct your bank or broker so your vote can be counted.

If your shares are held by a broker on your behalf (that is, in “street name”), please instruct your broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those proposals for which specific authorization from you is required under applicable rules. Accordingly, while broker non-votes will not be counted as having been voted on a particular proposal, broker non-votes will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. We strongly encourage you to provide voting instructions to your broker to ensure that your vote is counted on all of the proposals.

If shareholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will not, however, be considered votes cast at the Annual Meeting.

Because the approval of each of the proposals is based on the votes cast at the Annual Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on any of the proposals.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules of the U.S. Securities and Exchange Commission (the “SEC”), Irish law and our Constitution (previously referred to as our Memorandum and/or Articles of Association), we have elected to provide access to our proxy materials on the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via internet or telephone?

You may vote by proxy on the internet by following the instructions provided on the proxy card or in the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card. Please be aware that if you vote on the internet, you may incur costs such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 16, 2017. The giving of such a proxy by telephone or the internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. If you vote by internet or telephone, that vote authorizes your proxy in the same manner as if you signed, dated and returned a written proxy card by mail.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted as follows:

•	FOR the re-election, by separate resolutions, of Lars G. Ekman, Gene G. Kinney and Dennis J. Selkoe as directors, to hold office until no later than our annual general meeting of shareholders in 2020;

•	FOR the ratification, in a non-binding vote, of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2017 and authorization, in a binding vote, of our Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor;

•	FOR the approval, in a non-binding advisory vote, of the compensation of our named executive officers;

•	FOR the approval of the further amendment and restatement of the Company’s Amended and Restated 2012 Long Term Incentive Plan, including to increase the number of ordinary shares authorized for issuance under that Plan by 1,350,000 ordinary shares, to a total of 8,750,000 ordinary shares;

•	FOR the renewal of our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares;

•	FOR the renewal of our Board of Directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply; and

•	FOR the approval of any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $32,500, plus reimbursement of expenses.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a new vote on the internet or by telephone within the proxy voting deadline described above or submit another properly completed proxy card with a later date than your original proxy card.

•	You may send a written notice that you are revoking your proxy to our Company Secretary at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland. Your notice must be received before the date and time of the Annual Meeting, provided however that where such revocation is given in electronic form it must be made no later than 11:59 p.m. Eastern time on May 16, 2017.

•	You may attend the Annual Meeting and either vote or revoke your proxy in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are shareholder proposals due for next year’s Annual Meeting?

In accordance with SEC rules, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders may submit to us proposals on matters appropriate for shareholder action at meetings of our shareholders. In order to be considered for inclusion in next year’s proxy materials, your proposal must comply with the requirements of Rule 14a-8 of the Exchange Act and other SEC rules and be submitted in writing by December 1, 2017, to our Company Secretary at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland; provided that if the date of next year’s annual general meeting of shareholders is greater than 30 days from May 17, 2018, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual general meeting. You are also advised to review our Constitution, which contains additional requirements about advance notice of director nominations. For more information, see below under the heading Corporate Governance and Board Matters - Board Committees - Nominating and Corporate Governance Committee.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of not less than one-half of the ordinary shares issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 37,940,930 ordinary shares issued and outstanding and entitled to vote. Accordingly, 18,970,465 ordinary shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing with the SEC of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Where can I find directions to the Annual Meeting?

To obtain directions to the Annual Meeting, which will be held at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, you may send a request to our Company Secretary at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland.

What are the Irish statutory financial statements?

Since we are an Irish company, we are required to prepare Irish statutory financial statements, including the respective reports of the directors and the auditors thereon, under applicable Irish company law; to deliver those statutory financial statements to our shareholders of record prior to the Annual Meeting; and to present those statutory financial statements at the Annual Meeting. The Irish statutory financial statements cover the results of operations and financial position of the Company for our fiscal year 2016, and are prepared in accordance with generally accepted accounting principles in the United States to the extent the use of such principles does not contravene any provision of the Irish Companies Act 2014, or any regulation thereunder. There is no requirement under Irish law that our Irish statutory financial statements be approved by our shareholders, and no such approval will be sought at the Annual Meeting. Our Irish statutory financial statements are available on the Company’s website at http://ir.prothena.com. We will mail without charge, upon written request, a copy of our Irish statutory financial statements to beneficial owners of our shares. Such requests should be sent to our Company Secretary at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We have seven directors serving on our Board of Directors. The Company’s Constitution requires that at least one-third (which, if not a round number, is rounded to the number which is nearest to and less than one-third) of the directors must stand for re-election at each annual general meeting of shareholders, and that directors must stand for re-election no later than the third annual general meeting subsequent to their election or appointment to the Board. Generally, vacancies on the Board may be filled only by ordinary resolution of the Company’s shareholders or the affirmative vote of a majority of the remaining directors. A director appointed by the Board to fill a vacancy will serve until the subsequent annual general meeting and must stand for election at that time.

Our Board is divided into the following groups:

•	Gene G. Kinney and Dennis J. Selkoe, whose current terms will expire at the Annual Meeting;

•	Shane M. Cooke and Lars G. Ekman, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2018; and

•	Richard T. Collier, K. Anders O. Härfstrand and Christopher S. Henney, whose current terms will expire no later than the annual general meeting of shareholders to be held in 2019.

Dr. Ekman, Dr. Kinney and Dr. Selkoe have been nominated by the Board to stand for re-election. Dr. Selkoe is required to stand for re-election because his three-year term will expire at the Annual Meeting. Dr. Kinney, who was appointed to the Board in September 2016, is required to stand for re-election because the Company’s Constitution requires that any director appointed by the Board stand for election at the next annual general meeting following that appointment. The Board nominated Dr. Ekman to stand for re-election, even though his three-year term will not expire until 2018, because the Company’s Constitution requires that one-third of the directors (not including any director appointed to the Board since the last annual general meeting) stand for election at each annual general meeting, and that a director longest in office since being appointed or last elected must be nominated to complete such slate of directors.

If re-elected by our shareholders at the Annual Meeting, Dr. Ekman, Dr. Kinney and Dr. Selkoe will each hold office from the date of his election until no later than the third subsequent annual general meeting of shareholders (i.e., in 2020), or until his earlier death, resignation or removal.

In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting; if a director nominee does not receive this majority vote, he will not be elected to our Board. In the event that any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders may vote your shares for the election of any substitute nominee who the Board proposes. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is certain biographical information for each nominee for director and each director whose term as a director will continue after the Annual Meeting. The following includes information regarding each director’s individual experience, qualifications, attributes or skills that led the Board to conclude that he should serve as a director, in light of our business and structure.

Nominees for Election to Terms Expiring No Later than the Annual General Meeting of Shareholders in 2020

Lars G. Ekman, M.D., Ph.D., is Chairman of our Board of Directors, a position he has held since 2012. He is an executive partner at Sofinnova Ventures, Inc. (a venture capital firm), a position he has held since 2008. Dr. Ekman is also Chairman of the Board of Sophiris Bio Inc. (a biopharmaceutical company), where he also served as President from 2011 to 2012. He also is Chairman of the Board of Amarin Corporation plc, serves as a director of Spark Therapeutics, Inc. and Ultragenyx Pharmaceutical Inc., served as a director of Ocera Therapeutics, Inc. (from 2009 to 2015) and served as a director of InterMune Inc. (from 2006 to 2014). Dr. Ekman co-founded Cebix Incorporated, where he served as Chief Executive Officer from 2009 to 2012. He was President of Research & Development at Elan Corporation, plc (from 2001 to 2007), where he also served as a director (from 2005 to 2012). From 1997 to 2001, Dr. Ekman was Executive Vice President, Research & Development at Schwarz Pharma AG. Prior to that, he held various senior positions at Pharmacia Corporation. Dr. Ekman is a board-certified surgeon with a Ph.D. in experimental biology, and has held several clinical and academic positions in both the United States and Europe. He earned his Ph.D. and M.D. from the University of Gothenburg, Sweden. Dr. Ekman has served on our Board since 2012. Age: 67

The Board concluded that Dr. Ekman should serve as a director given his significant scientific, operational and management experience gained as a research scientist and in managing research and development functions engaged in drug discovery with a number of companies in the pharmaceutical industry. The Board also considered his clinical background, his venture capital experience in the life science industry, and his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.

Gene G. Kinney, Ph.D., has served as our President and Chief Executive Officer since 2016. Prior to that, he was our Chief Operating Officer for part of 2016, and prior to that he was our Chief Scientific Officer and Head of Research and Development from 2012 to 2016. From 2009 to 2012, Dr. Kinney held various position with Elan Pharmaceuticals, Inc.: Senior Vice President of Pharmacological Sciences (from 2011 to 2012) and Vice President, Pharmacology (from 2009 to 2011); and while in those positions, he also served as Head of Nonclinical Research for Janssen Alzheimer Immunotherapy R&D. From 2001 to 2009, Dr. Kinney was Senior Director, Head of Central Pharmacology and acting lead for Bioanalytics & Pathology at the Merck Research Laboratories, where he contributed to the strategic direction and oversight of drug discovery activities and led a number of non-clinical discovery and clinical development programs targeted for the treatment of neurodegenerative and psychiatric conditions. Dr. Kinney also held positions at Bristol-Myers Squibb and was an Assistant Professor at the Emory University School of Medicine, Department of Psychiatry and Behavioral Sciences. He earned his B.A. from Bloomsburg University and his M.A. and Ph.D. from Florida Atlantic University. Dr. Kinney has served on our Board since 2016. Age: 48

The Board concluded that Dr. Kinney should serve as a director given his role as the Company’s President and Chief Executive Officer and his extensive scientific and operational knowledge of our business and its drug discovery and development programs, from his tenure with the Prothena business when it was a part of Elan as well as since its separation from Elan. The Board also considered his significant experience as a research scientist in immunotherapy for the treatment of diseases involving amyloid or cell adhesion, as well as his experience gained from serving in key research and development roles in other biotechnology companies.

Dennis J. Selkoe, M.D., is the Vincent and Stella Coates Professor of Neurologic Diseases at Harvard Medical School and co-director of the Center for Neurologic Diseases at Brigham and Women’s Hospital in Boston, positions he has held since 2000 and 1985, respectively. He has served on the faculty at Harvard Medical School since 1978. Dr. Selkoe was the principal founding scientist and served as a director of Athena Neurosciences, Inc. until it was acquired by Elan Corporation, plc in 1996. He has received numerous honors, including the Mathilde Solowey Award in the Neurosciences (NIH), the Potamkin Prize (American Academy of Neurology), the A.H. Heineken Prize for Medicine (The Netherlands), the Pioneer Award and the Lifetime

Achievement Award (Alzheimer’s Association), the George C. Cotzias Lecture of the American Academy of Neurology and the Ulysses Medal of University College Dublin. Dr. Selkoe is a Fellow of the American Academy of Neurology and of the American Association for the Advancement of Science, a member of the Institute of Medicine of the National Academies and a director of the Foundation for Neurologic Diseases. He served as a director of Elan from 1996 to 2013. Dr. Selkoe earned his B.A. from Columbia University and his M.D. from the University of Virginia. He has served on our Board since 2013. Age: 73

The Board concluded that Dr. Selkoe should serve as a director given his significant experience as both a research scientist and a practicing clinician, and in particular his deep knowledge of and experience with neurological diseases. The Board also considered his lengthy experience as a director of a global public company in the pharmaceutical/biotechnology industry.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RE-ELECTION, BY SEPARATE RESOLUTIONS, OF LARS G. EKMAN, GENE G. KINNEY AND DENNIS J. SELKOE AS DIRECTORS.

Director Continuing in Office Until No Later than the Annual General Meeting of Shareholders in 2018

Shane M. Cooke is President of Alkermes plc (a biopharmaceutical company), a position he has held since 2011. Prior to that, he served as Head of Elan Drug Technologies and Executive Vice President of Elan Corporation, plc (from 2007 to 2011), where he also served as Chief Financial Officer (from 2001 to 2011) and as a director (from 2005 to 2011). Mr. Cooke has also held a number of senior positions in finance in the banking and aviation industries. He is also a director of Endo International plc. Mr. Cooke earned his Bachelor of Commerce and Master of Accounting degrees from University College Dublin, Ireland, and is a chartered accountant. He has served on our Board since 2012. Age: 54

The Board concluded that Mr. Cooke should serve as a director given his significant operational, financial, commercial and management experience in the biotechnology industry, as well as his qualification as a chartered accountant. The Board also considered his Irish residency and experience as a director and an executive officer of other Irish companies traded on U.S. stock exchanges.

Directors Continuing in Office Until No Later than the Annual General Meeting of Shareholders in 2019

Richard T. Collier is an Adjunct Professor of Law at the Temple University Beasley School of Law in Philadelphia, where he has taught Drug and Medical Device Law since 2004. From 2004 to 2010, Mr. Collier also served as Executive Vice President and General Counsel of Elan Corporation, plc (a pharmaceutical company). Prior to that, he served as Senior Vice President and General Counsel of Rhone-Poulenc Rorer Inc., Pharmacia & Upjohn Company and Pharmacia Corporation (all pharmaceutical companies). Mr. Collier also practiced law at two leading Philadelphia-based law firms and served with the U.S. Federal Trade Commission in Washington, D.C. and the U.S. Department of Justice in Philadelphia. Mr. Collier earned both his B.A. and his J.D. (law degree) from Temple University. He has served on our Board since 2012. Age: 63

The Board concluded that Mr. Collier should serve as a director given his extensive legal and management experience as a senior executive with a number of global pharmaceutical companies. The Board also considered his extensive knowledge of and experience with laws and regulations applicable to the pharmaceutical industry.

K. Anders O. Härfstrand, M.D., Ph.D., is Chairman of Härfstrand Consulting AG (a pharmaceutical/biotechnology consulting firm), which he founded in 2010. He has over 28 years of experience in the pharmaceutical and biotechnology industries. Most recently, Dr. Härfstrand served as Chief Executive Officer of BBB Therapeutics BV (a biopharmaceutical company) from 2014 to 2015. Prior to that, he was President and Chief Executive Officer, Europe of Makhteshim Agan Industries Ltd. (an agrichemicals company) from 2013 to

2014; President and Chief Executive Officer of Humabs BioMed SA (a biotechnology company) from 2011 to 2012; and Chief Executive Officer of Nitec Pharma AG (a biopharmaceutical company) from 2007 to 2010. Dr. Härfstrand also served in various executive and management roles at Serono, Pfizer and Pharmacia, and in non-executive roles on a number of Supervisory Boards in Europe. Dr. Härfstrand earned his M.D. and Ph.D. in neuropharmacology endocrinology from Karolinska Institute in Sweden. He has served on our Board since 2015. Age: 60

The Board concluded that Dr. Härfstrand should serve as a director given his significant management, operational and, in particular, commercial experience from serving in executive positions with a number of biopharmaceutical companies. The Board also considered his scientific background and work experience in a broad range of geographies.

Christopher S. Henney, Ph.D., D.Sc., is Chairman of the Board of Cascadian Therapeutics, Inc. (formerly Oncothyreon, Inc., a biotechnology company), where he also served as interim President and Chief Executive Officer for part of 2016. He is also Vice-Chairman of the Board of Cyclacel Pharmaceuticals, Inc. and a member of the Board of Anthera Pharmaceuticals, Inc. From 1995 to 2004, Dr. Henney served as Chairman of the Board and Chief Executive Officer of Dendreon Corporation, a biotechnology company that he co-founded. He also co-founded and served as a director and in executive positions at both Immunex Corporation and ICOS Corporation. Dr. Henney was also a director of Mymetics Corporation during 2012. He is a 2011 inductee to The Biotechnology Hall of Fame. Dr. Henney earned his B.Sc. in medical biochemistry, his Ph.D. in experimental pathology and his D.Sc. for contributions to the field of immunology from the University of Birmingham, England. He has served on our Board since 2013. Age: 76

The Board concluded that Dr. Henney should serve as a director given his significant scientific, operational, commercial and management experience from founding and serving in executive positions with a number of biotechnology companies. The Board also considered his experience serving on the boards of directors at a number of public and private companies in the pharmaceutical/biotechnology industry.

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on our website, http://ir.prothena.com, including our Corporate Governance Guidelines, the charters for our Audit, Compensation and Nominating and Corporate Governance Committees and our Code of Conduct. We believe that our corporate governance policies and practices ensure that our independent directors effectively oversee our management - including the performance of our Chief Executive Officer - and provide an effective and appropriately balanced Board governance structure.

Independence of Directors

Rules of The NASDAQ Stock Market (“NASDAQ”) require that a majority of the members of a listed company’s board of directors must qualify as “independent directors” as defined by NASDAQ rules and affirmatively determined by the board of directors.

Our Board has determined that, with the exception of Dr. Kinney, all members of our Board are “independent directors” as defined by NASDAQ rules. Dr. Kinney is not an independent director because he is our President and Chief Executive Officer. Our Board also determined that Dr. Schenk, who served on the Board for part of 2016, was not an independent director because he also served as our President and Chief Executive Officer.

Board Role in Risk Oversight

Our Board is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The Board fulfills this oversight role directly and through certain of its committees. In particular, our Board reviews strategic as well as operational risks as an element of its review of strategic and operational plans and programs. The Audit Committee of the Board periodically reviews the Company’s major risk exposures and the steps management has undertaken to control them; oversees internal controls and other activities to manage financial risks; and periodically reviews the Company’s policies, programs and systems intended to ensure compliance with applicable laws and ethical standards.

Board Leadership Structure

Our Chairman of the Board and our Chief Executive Officer are currently separate individuals. Dr. Ekman serves as Chairman of the Board, and Dr. Kinney serves as our President and Chief Executive Officer. In his role as Chairman, Dr. Ekman provides leadership to the Board; approves Board meeting schedules and agendas; presides over all Board meetings, including regular executive sessions of the independent directors; and serves as the primary liaison between the independent directors and our Chief Executive Officer and other members of management. Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make changes as it deems appropriate.

Board Committees

Our Board has the following standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of these Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Lars G. Ekman	—	X	—
Richard T. Collier	X	—	Chair
Shane M. Cooke	Chair	—	—
K. Anders O. Härfstrand	—	—	X
Christopher S. Henney	X	X	—
Gene G. Kinney	—	—	—
Dennis J. Selkoe	—	Chair	X

Audit Committee

Our Audit Committee’s primary purposes are to oversee our corporate accounting and financial reporting processes and the audits and reviews of our financial statements, and our legal and ethical compliance activities. Among other matters, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (the “auditor”); reviewing and confirming the auditor’s independence; periodically reviewing the adequacy and effectiveness of the Company’s internal control over financial reporting; reviewing with the management and the auditor the audited and reviewed financial statements to be included in the Company’s annual and quarterly reports, respectively, filed with the SEC; reviewing the Company’s major risk exposures and steps to control them; and reviewing the Company’s policies, program and systems intended to ensure compliance with applicable laws and ethical standards.

The current members of our Audit Committee are Mr. Collier, Mr. Cooke and Dr. Henney. Mr. Cooke serves as the chairman of the Committee. Each member of the Committee is an “independent director” and meets the heightened independence requirements, and also meets the financial literacy requirements, under NASDAQ rules. Our Board has determined that Mr. Cooke and Dr. Henney are each an “audit committee financial expert” as defined under SEC rules and each has the requisite additional financial sophistication required under NASDAQ rules. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.prothena.com.

Compensation Committee

Our Compensation Committee’s primary purposes are to consider and approve all compensation of our executive officers other than our chief executive officer (our “CEO”), and consider and recommend to the Board all compensation of our CEO; consider and recommend to the Board all director compensation; and administer or oversee our compensation plans (including equity compensation plans).

The current members of our Compensation Committee are Dr. Ekman, Dr. Henney and Dr. Selkoe. Dr. Selkoe serves as the chairman of the Committee. Each member of the Committee is an “independent director” and otherwise meets the independence requirements under NASDAQ rules, is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.prothena.com.

Our CEO makes recommendations to the Compensation Committee on compensation to executive officers other than himself. He also makes recommendations to the Board and the Compensation Committee on what should be the Company objectives that drive annual performance-based incentive compensation (cash bonuses). Following completion of the fiscal year, he provides his assessment of the Company’s performance relative to those objectives, as well as the individual performance of executive officers other than himself. Certain of our executive officers and other members of management provide data and other information to the Committee’s compensation consultant (discussed below), as requested by that consultant. Our executive officers do not determine or recommend the amount or form of director compensation.

The Compensation Committee utilizes a compensation consultant to provide advice and recommendations to the Committee on the amounts and forms of executive and director compensation. The Committee is directly responsible for the appointment, compensation and oversight of its compensation consultants, and is responsible for assessing the independence of those consultants after consideration of the independence factors prescribed by NASDAQ rules.

The Compensation Committee directly engaged Radford, an AonHewitt Company, to provide advice and recommendations on executive as well as director compensation for our fiscal year 2016. The Committee assessed Radford’s independence prior to that engagement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s primary purposes are to identify individuals qualified to become Board members, and recommend to the Board qualified individuals to be nominated for election or appointed to the Board; make recommendations to the Board regarding composition of the Board and its committees; develop and implement annual evaluations of the Board; develop and implement regular performance evaluations of our CEO; develop a succession plan for our CEO; and develop corporate governance guidelines applicable to the Company.

The current members of our Nominating and Corporate Governance Committee are Mr. Collier, Dr. Härfstrand and Dr. Selkoe. Mr. Collier serves as the chairman of the Committee. Each member of the Committee is an “independent director” under NASDAQ rules. The Committee operates under a written charter, a copy of which is available on the Company’s website at http://ir.prothena.com.

The Nominating and Corporate Governance Committee is responsible for determining the qualifications of nominees for election and candidates for appointment as directors, and for identifying, evaluating and then recommending to the Board such nominees or candidates. The Committee reviews periodically the composition and size of the Board, and makes recommendations to the Board as it deems necessary or appropriate so that the Board as a whole reflects the appropriate balance of knowledge, skills, experience and independence. Nominees or candidates are expected to possess and have demonstrated breadth and depth of management and leadership experience, financial and/or business acumen and relevant industry or scientific experience, high integrity, sufficient time to devote to the Company’s business, and a demonstrated ability to think independently but work collaboratively with other members of the Board and the Company’s management. In recommending candidates for election or appointment to the Board, the Committee considers each nominee’s or candidate’s knowledge, skills and experience, according to this criteria, as well as his or her independence under NASDAQ and SEC rules. The Committee evaluates each nominee or candidate in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

To assist the Nominating and Corporate Governance Committee in identifying potential directors who meet the criteria and priorities established from time to time and facilitate the evaluation of such potential directors, the Committee may retain third-party search firms.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. For a shareholder to make any nomination for election to the Board at an annual general meeting of shareholders, the shareholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s registered office (Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland, Attention: Company Secretary) not less than 90 days and not more than 150 days prior to the one-year anniversary of the date the Company’s proxy statement was first released in connection with the prior year’s annual general meeting; provided, that if the date of the annual general meeting is more than 30 days from the one-year anniversary of the date of the prior year’s annual general meeting, the shareholder’s notice must be delivered, or mailed and received, not earlier than 150 days and no later than 90 days prior to the date of the annual general meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual general meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Constitution. As set forth in our Constitution, submissions must include the information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act and written consent from the proposed nominee to being named in the proxy statement as a nominee and to serving as a director of the Company. Our Constitution also specifies further requirements as to the form and content of a shareholder’s notice. We recommend that any shareholder who wishes to make a nomination for director review our Constitution, which we have previously publicly filed with the SEC and is also available, without charge, from our Company Secretary, at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland.

Meetings of the Board and Committees, Meeting Attendance and Shareholder Meeting Attendance

During our fiscal year 2016, our Board met seven times, our Audit Committee met seven times, our Compensation Committee met six times, and our Nominating and Corporate Governance Committee met four times.

During our fiscal year 2016, each of our directors attended at least 75% of all meetings of the Board and committees of the Board of which the director was a member.

We encourage all of our directors and nominees for director to attend our annual general meetings of shareholders; however, attendance is not mandatory. All of our directors attended our annual general meeting of shareholders in 2016.

Other Corporate Governance Matters

Corporate Governance Guidelines. As a part of our Board’s commitment to enhancing shareholder value over the long term, our Board has adopted Corporate Governance Guidelines. Our Corporate Governance Guidelines cover, among other topics, board composition, director independence, new director orientation and continuing education, annual Board performance evaluations, Board and director responsibilities, director access to management and independent advisors, Board committees and director compensation. Our Corporate Governance Guidelines are available on our website at http://ir.prothena.com.

Majority Voting for Election of Directors. Our directors are elected by the affirmative vote of a majority of the votes cast by our shareholders at an annual general meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to our Board. Accordingly, there is no “holdover” rule under Irish law or our Constitution.

Staggered Board. Our Board is divided into three groups and our Constitution requires that at least one-third (which, if not a round number, is rounded to the number which is nearest to and less than one-third) of the directors must stand for re-election at each annual general meeting, and that directors must stand for re-election no later than the third annual general meeting subsequent to their election or appointment to the Board. However, under Irish law and our Constitution, our directors may be removed at any time with or without cause by the affirmative vote of a majority of the votes cast by shareholders. Under Irish law, shareholders holding 10% or more of the total voting rights of the Company can at any time requisition an extraordinary general meeting (i.e., a special meeting) to vote on the removal of any or all of our directors and, if desired, the appointment of replacement directors.

Shareholder Ability to Call Extraordinary Meetings. As noted above, Irish law provides that shareholders holding 10% or more of the total voting rights can at any time request that the directors call an extraordinary general meeting. The shareholders who wish to request an extraordinary general meeting must deliver to our principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.

Compensation Governance. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation governance practices are described in this Proxy Statement under the heading Compensation Discussion and Analysis - Executive Summary - Compensation Governance and Best Practices.

Code of Conduct. We have a Code of Conduct that applies to all of our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available on our website at http://ir.prothena.com. We will provide to any person without charge, upon request, a copy of that Code of Conduct; such a request may be made by sending it to our Company Secretary, Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland. If we make any amendment to, or waiver from, a provision of our Code of Conduct that we are required to disclose under SEC rules, we intend to satisfy that disclosure requirement by posting such information to our website at http://ir.prothena.com.

Anti-Hedging/Pledging Policies. Our Code of Conduct expressly prohibits our directors, executive officers and employees from engaging in speculative transactions in Company securities, including short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions. We also have an Insider Trading Compliance Policy that further prohibits our directors, executive officers and employees from entering into any form of hedging or monetization transaction with respect to Company securities and from pledging such securities as collateral for any loans, including purchasing any Company securities on margin.

Shareholder Communications with the Board. Any shareholder who desires to communicate with the Board or any specified individual director, may do so by directing such correspondence to the attention of the Company Secretary, Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland. The Company Secretary will forward the communication to the Board members or individual director as appropriate.

DIRECTOR COMPENSATION

Our non-employee directors, other than the Chairman of the Board, each receive an annual cash retainer fee of $50,000. Our Chairman receives an annual cash retainer fee of $80,000. In addition, all of our non-employee directors who serve on or chair a Board committee receive the following annual committee fees:

Committee	Chair	Other Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000

All of these fees are paid in quarterly installments.

Each of our non-employee directors is awarded annually, on the first business day following each annual general meeting of the shareholders, a nonqualified stock (share) option to acquire 15,000 of the Company’s ordinary shares. These options vest on the earlier of the first anniversary of the grant date or the day prior to the next annual general meeting of shareholders (subject to continuous service as a director until such vesting date, except in the event of certain terminations of service) and has a ten year term.

Any new non-employee director is awarded, on the first business day following the date of initial appointment or election to the Board, a nonqualified stock (share) option to acquire 30,000 of the Company’s ordinary shares. This option vests in equal annual installments over three years following the grant date with the final year vesting date being the earlier of the third anniversary of the grant date or the day prior to the annual general meeting of shareholders for that year (subject to continuous service as a director until each such vesting date, except in the event of certain terminations of service) and has a ten year term.

All of these options are awarded under our Amended and Restated 2012 Long Term Incentive Plan (the “LTIP”) and have a per share exercise price equal to the closing market price of our ordinary shares on the date of grant.

Our sole non-independent director, Dr. Kinney (our President and Chief Executive Officer), does not receive any additional compensation for his service on our Board. Dr. Schenk (our former President and Chief Executive Officer, who also served as a non-independent director) also did not receive any additional compensation for his service on our Board.

The following table sets forth information concerning the compensation paid to our non-employee directors for our fiscal year 2016:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Lars G. Ekman	85,000	421,526	506,526
Richard T. Collier	65,500	421,526	487,026
Shane M. Cooke	65,000	421,526	486,526
K. Anders O. Härfstrand	54,000	421,526	475,526
Christopher S. Henney	62,500	421,526	484,026
Dennis J. Selkoe	64,000	421,526	485,526

(1)	Consists of retainer, committee chair and committee service fees, as described in the narrative above.
(2)	Consists of nonqualified stock (share) options awarded under the LTIP. These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected, see Note 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year 2016. The amounts reported represent the grant date fair value of options granted on May 20, 2016 to acquire 15,000 of the Company’s ordinary shares, which options have an exercise price of $42.50 per share (the fair market value per share on the date of grant), vest on the earlier of the first anniversary of the grant date or the day prior to the next annual general meeting of shareholders (subject to continuous service as a director until such vesting date) and have a ten year term. As of the end of our fiscal year 2016, the total number of shares subject to outstanding option awards held by each non-employee director were as set forth in the following table. No other equity awards were held by our non-employee directors as of the end of our fiscal year 2016.

Name	Outstanding Option Awards (Shares)
Lars G. Ekman	125,000
Richard T. Collier	80,000
Shane M. Cooke	80,000
K. Anders O. Härfstrand	45,000
Christopher S. Henney	60,000
Dennis J. Selkoe	47,500

PROPOSAL NO. 2

RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2017 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR

The Audit Committee is responsible for the appointment of our independent accounting firm. The Audit Committee has appointed KPMG LLP, a registered public accounting firm, as our independent accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2017, and our shareholders are being asked to ratify that appointment and authorize the Board of Directors, acting through its Audit Committee, to approve the remuneration of KPMG LLP as our auditor. Neither our Constitution nor Irish law requires shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Our Board is nonetheless submitting the appointment of KPMG LLP to our shareholders for ratification, in a non-binding vote, as a matter of good governance practice. The Board is also requesting that shareholders authorize, in a binding vote, the Board, acting through its Audit Committee, to approve the remuneration of KPMG LLP as our auditor.

If our shareholders fail to ratify such appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP, but may still determine to maintain its appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year 2017. Even if the appointment of KPMG LLP is ratified by our shareholders, the Audit Committee may appoint a different independent registered public accounting firm at any time if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

KPMG LLP has audited our financial statements since the year ended December 31, 2012. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to KPMG

The following table sets forth fees paid to KPMG LLP for services provided to the Company for our fiscal years ended December 31, 2016 and 2015.

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$720,741	$706,792
Audit-Related Fees	—	—
Tax Fees(2)	70,450	75,683
All Other Fees	—	—

Total Fees	$791,191	$782,475

(1)	Consists of fees and out-of-pocket expenses related to the audits for our annual financial statements, reviews of our quarterly financial statements, audits of our Irish statutory accounts, and comfort letters and consents relating to registration statements.
(2)	Consists of fees and out-of-pocket expenses for tax consultation and compliance services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Under those policies and procedures, all such services must be pre-approved by the Committee (although certain services may be pre-approved by the Chairman of the Committee with Committee ratification at the next Committee meeting). Before pre-approving services, the Committee considers the estimated fees for those services and whether those services might impair KPMG LLP’s independence. Pursuant to these policies and procedures, the Audit Committee pre-approved all services provided by KPMG LLP for our fiscal years 2016 and 2015.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION, IN A NON-BINDING VOTE, OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR 2017 AND AUTHORIZATION, IN A BINDING VOTE, OF OUR BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO APPROVE THE REMUNERATION OF THAT AUDITOR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.prothena.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016.

The Audit Committee reviewed and discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed with KPMG LLP their independence, and received from KPMG LLP and reviewed the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with KPMG LLP, with and without management present, the scope and results of KPMG LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the U.S. Securities and Exchange Commission.

Shane M. Cooke (Committee Chairman)
Richard T. Collier
Christopher S. Henney

PROPOSAL NO. 3

APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS NAMED IN THIS PROXY STATEMENT (“SAY-ON-PAY”)

Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers). This advisory shareholder vote, commonly known as “Say-on-Pay,” gives our shareholders the opportunity to endorse or not endorse the named executive officer compensation as described and explained in the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this Proxy Statement. We encourage you to carefully review that information.

Alignment with Performance. We believe that the compensation of our named executive officers for fiscal year 2016 was aligned with the Company’s strong performance during 2016. As is described in the Compensation Discussion and Analysis:

•	We Significantly Advanced our Pipeline. During fiscal year 2016, our executive team made significant progress in advancing the Company’s four drug candidate programs:

•	NEOD001 is our investigational monoclonal antibody for the potential treatment of AL amyloidosis. We made significant progress on NEOD001, including by reporting positive data from the completed Phase 1/2 study, initiating an open label extension study, and continuing enrollment in both the Phase 2b PRONTO study and the Phase 3 VITAL Amyloidosis Study.

•	PRX002 is our investigational monoclonal antibody for the potential treatment of Parkinson’s disease and other related synucleinopathies. We advanced clinical development of PRX002, including by completing and reporting positive data from a Phase 1b multiple ascending dose study and announcing plans to initiate a Phase 2 study in patients with Parkinson’s disease.

•	PRX003 is our investigational monoclonal antibody for the potential treatment of inflammatory diseases including psoriasis and psoriatic arthritis. We advanced PRX003, including by completing and reporting positive data from a Phase 1a single ascending dose study in healthy volunteers and initiating a Phase 1b multiple ascending dose study in patients with psoriasis.

•	PRX004 is our investigational monoclonal antibody for the potential treatment of ATTR amyloidosis. We made significant progress on preclinical development of PRX004, announcing plans to initiate a Phase 1 clinical study.

•	We Significantly Strengthened our Cash Position. During fiscal year 2016, our executive team significantly strengthened the Company’s balance sheet through careful cash management as well as a successful equity offering. Our 2016 cash “burn” from operating and investing activities was $134 million, near the low end of our guidance of $132-142 million while making significant progress across our four development programs, as described above. As of December 31, 2016, we had $391 million in cash, cash equivalents and restricted cash, near the high end of our post-offering guidance of $384-393 million and providing a solid financial foundation for advancing the Company’s multiple programs

Pay for Performance. Consistent with our performance-based compensation philosophy, 91% of our CEO’s and at least 77% of each of our other named executive officer’s total targeted compensation for fiscal year 2016 was incentive-based.

Annual cash incentives motivate our executive officers to achieve pre-determined annual operational and financial objective set by our Compensation Committee and Board to promote achievement of our business strategies and drive increases in shareholder value.

Equity awards - all in the form of stock options - comprised 87% of our CEO’s and at least 68% of each of our other named executive officer’s total targeted compensation for fiscal year 2016. Stock options closely align the interests of our executive officers with those of our shareholders because our executive officers will only realize compensation from an option if our share price increases. In addition, options align with our growth strategy and provide significant leverage if our growth objectives are achieved; they also place a significant portion of the executives’ compensation at risk if our objectives are not achieved.

Board Recommendation

Our Board believes that the information provided above and in the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures in this Proxy Statement demonstrate that our executive compensation programs were designed appropriately and are working to ensure that our management’s interests are aligned with our shareholders’ interests and support long-term value creation, and that those interests were well-served in fiscal year 2016. Accordingly, we are asking shareholders to approve the following non-binding advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Prothena Corporation plc (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and accompanying narrative disclosures set forth in this Proxy Statement.

The vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, our Board or its Compensation Committee. Although non-binding, our Board and its Compensation Committee will review and consider the voting on this Proposal No. 3 when making future decisions regarding compensation of our named executive officers. Unless our Board modifies its determination on the frequency of future “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will be held at the annual general meeting of our shareholders in 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

APPROVAL OF THE FURTHER AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN, INCLUDING TO INCREASE THE NUMBER OF ORDINARY SHARES AUTHORIZED FOR ISSUANCE UNDER THAT PLAN BY 1,350,000 ORDINARY SHARES, TO A TOTAL OF 8,750,000 ORDINARY SHARES

Summary

On February 22, 2017, the Board adopted, subject to shareholder approval, a further amendment and restatement of the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan (the “LTIP” and, as proposed to be further amended and restated, the “Amended and Restated LTIP”), which was adopted by the Board on March 11, 2014 and approved by our shareholders on May 21, 2014, and last amended by the Board on February 24, 2016 with approval by our shareholders on May 19, 2016. The effectiveness of the Amended and Restated LTIP is subject to approval by our shareholders.

Employees and consultants of the Company, its subsidiaries and affiliates, as well as members of our Board, are eligible to receive awards under the Amended and Restated LTIP. The Amended and Restated LTIP provides for the grant of stock options, including incentive stock options and NQSOs (“nonqualified stock options”), stock appreciation rights (“SARS”), restricted shares, restricted share units, cash or stock-based performance awards and other share-based awards to eligible individuals.

Under the Amended and Restated LTIP, we propose to increase the number of ordinary shares reserved for issuance, which we believe is necessary to help ensure that the Company has a sufficient reserve of ordinary shares available to attract and retain the services of key individuals essential to the Company’s long-term growth and success. The Amended LTIP increases the aggregate number of ordinary shares available for issuance under the current LTIP by 1,350,000 ordinary shares, to a total of 8,750,000 ordinary shares.

Under the Amended and Restated LTIP, we also propose to implement additional amendments to reflect compensation and governance best practices, including the following:

•	Automatic acceleration of awards only if not assumed or substituted. The Amended and Restated LTIP provides that awards will automatically accelerate upon a change in control only if not assumed or substituted, and further that any such performance-based awards will vest based on the higher of (a) actual performance as of the change in control or (b) target performance, prorated based on a shortened performance period as of the change in control.

•	Prohibition of liberal share recycling on all awards. The Amended and Restated LTIP prohibits any shares withheld for taxes on all awards from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling with respect to options and SARs.

•	Limitation on discretionary acceleration of awards. Under the Amended and Restated LTIP, the plan administrator may not amend an outstanding award to provide for accelerated vesting except in the event of the holder’s death or disability or a change in control.

•	One-year minimum vesting requirement. Subject to limited exceptions, no awards granted under the Amended and Restated LTIP may vest until the first anniversary of the date of grant.

•	Payment of dividends only if underlying awards vest. The Amended and Restated LTIP clarifies that dividends and dividend equivalents may only be paid to the extent the underlying award vests.

Approval of the Amended and Restated LTIP will constitute approval of the performance criteria set forth in the Amended and Restated LTIP pursuant to the shareholder approval requirements of Section 162(m), which will enable (but not require) us to grant awards intended to qualify as performance-based compensation within the meaning of Section 162(m) through the annual general meeting of our shareholders in 2022, which, if so qualified, would preserve the deductibility of these awards for federal income tax purposes. In addition, approval of the Amended and Restated Plan will constitute approval pursuant to the shareholder approval requirements of Section 422 of the Code relating to ISOs.

If shareholders do not approve this Proposal No. 4, the current LTIP will continue in full force and effect subject to the limitations set forth therein.

Background on Share Request

In its determination to approve the Amended and Restated LTIP, our Board reviewed an analysis prepared by Radford, its compensation consultant, which included an analysis of our historical shares usage, certain burn rate metrics and the costs of the Amended and Restated LTIP. Specifically, our Board considered that:

•	In determining to increase the share reserve under the Amended and Restated LTIP, our Board considered our historic burn rate. In 2016, 2015 and 2014, we granted equity awards representing a total of approximately 1,508,725 shares, 1,155,300 shares and 720,500 shares, respectively, under the current LTIP. This level of equity awards represents a three-year average burn rate of approximately 3.71% of weighted average ordinary shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year (without adjusting for forfeitures) by the weighted average ordinary shares outstanding during the fiscal year.

•	We expect the share authorization under the Amended and Restated LTIP to provide us with enough shares for awards for approximately two years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the current LTIP, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended and Restated LTIP could last for a shorter or longer time.

•	Radford’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares under the Amended and Restated LTIP is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Amended and Restated LTIP is reasonable and appropriate at this time

A summary of the principal provisions of the Amended and Restated LTIP is set forth below. The summary is qualified by reference to the full text of the Amended and Restated LTIP, which is attached as Appendix A to this Proxy Statement.

Administration

The Amended and Restated LTIP may be administered by the Compensation Committee of the Board or such other Board committee designated by the Board (including the full Board), provided that to the extent required by applicable law, the Amended and Restated LTIP will be administered by a committee of at least two directors, each of whom qualifies as a non-employee director pursuant to Rule 16b of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (such committee, the “Committee”). The Committee may in turn delegate to one or more members of the Board or one or more officers or managers of the Company or any subsidiary or affiliate the authority to perform administrative functions and with respect to awards granted to participants other than senior executives of the Company who are subject to Section 16 of the Exchange Act, to perform other functions as the Committee may determine to the extent permitted under applicable law.

The Committee has the authority to administer the Amended and Restated LTIP, including the power to determine participants, affiliates, the types and sizes of awards, the price and timing of awards, the methods for settling awards, the method of payment for any exercise or purchase price, the forms of award agreements, any rules and regulations the Committee deems necessary to administer the Amended and Restated LTIP, and the acceleration or waiver of any vesting restriction, provided that the Committee may not amend outstanding awards to provide for accelerated vesting except in connection with a holder’s death or disability or a change in control. The Committee also has the power and authority to interpret the terms of the Amended and Restated LTIP and any award agreement thereunder.

Eligibility

Persons eligible to participate in the Amended and Restated LTIP include all members of the Board, currently comprised of six non-employee directors, approximately 100 employees (including seven executive officers) and approximately 25 consultants of the Company and its subsidiaries and affiliates, in each case, as determined by the Committee.

Limitation on Awards and Shares Available

The number of ordinary shares authorized for issuance under the current LTIP is 7,400,000. The Amended and Restated LTIP’s share reserve will be increased by 1,350,000 ordinary shares, to a total of 8,750,000 ordinary shares.

As of March 13, 2017, 4,411,876 ordinary shares were subject to outstanding option awards, with a weighted average exercise price of $33.20 and a weighted average remaining term of 2.99 years, no ordinary shares were subject to any other types of outstanding awards and 1,448,455 ordinary shares remained available for future grant under all of the Company’s equity plans (which is only the current LTIP). The closing price of our ordinary shares on March 13, 2017 was $55.40 per share. The ordinary shares covered by the Amended and Restated LTIP may be authorized but unissued shares or reacquired shares, including shares purchased by the Company on the open market.

The aggregate number of ordinary shares available for issuance under the Amended and Restated LTIP will be reduced by 1.5 ordinary shares for each ordinary share delivered in settlement of any award other than an option or SAR. To the extent that any award is forfeited, terminated, settled in cash, or the shares subject to the award are withheld or surrendered, the shares subject to the award may be added back to the shares available for issuance under the Amended and Restated LTIP to the extent that it was originally debited. However, shares tendered or withheld in payment of an exercise price of an option or to satisfy tax withholding obligations for any award, and shares subject to any SAR that are not issued in connection with the stock settlement of such SAR, may not be added back to the shares available for issuance under the Amended and Restated LTIP. In addition, ordinary shares repurchased on the open market with proceeds from stock option exercises may not be used again for new grants under the Amended and Restated LTIP. Upon the exercise of any award granted in tandem with any other awards, the related awards will be cancelled with respect to the number of shares as to which the award is exercised. Ordinary shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in the acquisition of any business by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the Amended and Restated LTIP.

The maximum number of ordinary shares that may be subject to one or more awards granted to a participant pursuant to the Amended and Restated LTIP during a calendar year is 750,000 and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more awards payable in cash shall be $5,000,000.

Under the Amended and Restated LTIP, awards granted to employees or consultants of the Company, other than options and SARs, must vest over a period of not less than three years measured from the date of grant or, in the case of performance-vesting awards, a period of not less than one year measured from the beginning of the applicable performance period, provided that, subject to the limitations on its discretion to accelerate the vesting of outstanding awards, the Committee may provide for accelerated vesting in the event of a death, permanent disability, retirement, termination of service or change in control. The Company hereby commits to extending this minimum vesting requirement to members of our Board.

In addition, notwithstanding any other provision of the Amended and Restated LTIP, awards must vest no earlier than one year measured from the date of grant, provided that, subject to the limitations on its discretion to accelerate the vesting of outstanding awards, the Committee may provide for accelerated vesting in the event of a termination of service or in connection with a change in control. In addition, up to an aggregate of five percent of the total number of shares available for issuance under the Amended and Restated LTIP as of its effective date may be granted without regard to the foregoing minimum vesting requirement. For the purposes of awards to non-employee directors, a vesting period shall be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders, so long as the period between such meetings is not less than 50 weeks.

Awards

The Amended and Restated LTIP provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted shares, restricted share units, cash and stock-based performance awards, dividend equivalents and other share-based awards.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the Amended and Restated LTIP. The exercise price of any stock option granted pursuant to the Amended and Restated LTIP will not be less than 100% of the fair market value of our ordinary shares on the date of grant. The term of each stock option will be determined by the Committee, but in no event will be longer than ten years after the date of grant. The terms of any incentive stock options shall comply in all respects with the provisions of Section 422 of the Code, including that incentive stock options will be granted within ten years from the earlier of the date of adoption or shareholder approval of the Amended and Restated LTIP, as may be amended from time to time.

The Committee determines the times at which a stock option may be exercised, the methods by which such exercise price may be paid, the form of payment, and the methods by which the shares will be delivered to the participant.

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of an ordinary share on the date of exercise of the SAR over the exercise price per share of the SAR, which may not be less than the fair market value of a share of an ordinary share on the date of grant. The Committee determines the times at which a SAR may be exercised, the method of settlement, form of payment, and whether or not a SAR will be in tandem with any other award.

A restricted share award is the grant of ordinary shares at a per share purchase price determined by the Committee (which may equal zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions on vesting determined by the Committee are met. During the period of restriction, participants holding restricted shares may have full voting and dividend rights with respect to such shares; however, dividends may not be paid until the applicable restricted share vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

Restricted share units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the Committee. Like restricted shares, restricted share units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted shares, shares underlying restricted share units will not be issued until the restricted share units have vested, and recipients of restricted share units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Dividend equivalent awards entitle participants to receive the equivalent value (in cash or additional shares) of dividends in respect of other awards held by participants. Dividend equivalents may accrue on awards, but shall not be payable unless and until the applicable award vests. Additionally, the Amended and Restated LTIP provides that dividend equivalents are not payable with respect to options or SARs.

The other types of awards that may be granted under the Amended and Restated LTIP include performance awards and other share-based awards. Performance awards, including cash bonuses and performance stock units, which are denominated in ordinary shares or their cash equivalents, may be linked to any one or more performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Other share-based awards are compensation that may be payable in or otherwise based on ordinary shares, including, without limitation, unrestricted shares awarded purely as a bonus.

The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. With regard to a particular performance period, the Committee has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award.

Amendment and Termination

The Board may terminate, amend, suspend or modify the Amended and Restated LTIP at any time; provided, however, that shareholder approval will be obtained for any amendment to the extent necessary to comply with any applicable law, regulation or securities exchange rule. In addition, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or the base amount of outstanding SARs or to cancel outstanding options or SARs in exchange for cash, other awards, options or SARs with an exercise price or base amount less than that of the original options or SARs without shareholder approval. Further, no amendment or termination of the Amended and Restated LTIP may materially and adversely affect the rights of any participant pursuant to any award granted to the participant without his or her consent.

No incentive stock options may be granted under the Amended and Restated LTIP after February 22, 2027.

Change in Control or Equity Restructuring

If a Change in Control of the Company occurs (as defined in the Amended and Restated LTIP), all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse, provided that any awards subject to performance-based vesting will vest based on the greater of (a) actual performance as of the Change in Control or (b) target performance, prorated based on a shortened performance period ending as of the Change in Control.

The Committee shall make such equitable changes and adjustments as it deems appropriate in the event of a recapitalization, share split, reverse split, reorganization, merger, or other similar corporate transaction or event, including (i) adjusting the number and kind of shares issuable under the Amended and Restated LTIP, the number and kind of securities issued or issuable in respect of outstanding awards, and the exercise price, grant price or purchase price of any award, and (ii) providing for a distribution of cash or property in respect of any award.

Federal Income Tax Consequences

With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction.

With respect to incentive stock options, if applicable holding period requirements are met (i.e., the stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the incentive stock option. However, the excess of the fair market value of the ordinary shares received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements described above are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply, although the amount of income recognized by the participant will be the lesser of (a) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (b) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the Amended and Restated LTIP generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted shares subject to a substantial risk of forfeiture and restricted share units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted shares, the recipient elects to accelerate recognition as of the date of grant); share-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

New Plan Benefits

Other than with respect to annual grants of stock options to our non-employee directors that will be made immediately following the date of the Annual Meeting, assuming shareholder approval of the Amended and Restated LTIP, all future awards under the Amended and Restated LTIP are subject to the discretion of the Committee, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the Amended and Restated LTIP (although the Grants of Plan-Based Awards - Fiscal Year 2016 table in this Proxy Statement describes all equity awards granted to our named executive officers during our fiscal year ended December 31, 2016 under the current LTIP). Therefore, the table below provides information only for our non-employee directors.

Name and Position	Dollar Value ($)	Number of Shares Underlying Option Grants (#)
Gene G. Kinney, Ph.D., President and Chief Executive Officer, Director and director nominee	—	—
Tran B. Nguyen, Chief Financial Officer	—	—
Carol D. Karp, Chief Regulatory Officer	—	—
Martin Koller, M.D., Chief Medical Officer	—	—
A. W. Homan, Chief Legal Officer	—	—
All current executive officers as a group	—	—
All directors who are not executive officers as a group(1)	—	90,000
All employees who are not executive officers as a group	—	—

(1)	Our non-employee director compensation policy provides that, unless otherwise determined by our Board, each non-employee director will receive an annual stock option award for 15,000 shares, which will be granted on the first business day after the Annual Meeting and vest on the earlier of the first anniversary of the grant date or the day prior to the next annual general meeting of our shareholders, subject to continuous service as a director until such vesting date, except in the event of certain terminations of service. We anticipate that such annual grants will be made after each annual general meeting of our shareholders.

Awards Granted to Certain Persons as of March 13, 2017

The following table provides information with respect to awards granted under the current LTIP to our named executive officers, directors and employees as of March 13, 2017. As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the Amended and Restated LTIP.

Name and Position	Number of Shares Underlying Option Grants (#)	Weighted Average Exercise Price of Options ($)
Gene G. Kinney, Ph.D., President and Chief Executive Officer, Director and director nominee	575,000	29.99
Tran B. Nguyen, Chief Financial Officer	420,000	24.90
Carol D. Karp, Chief Regulatory Officer	100,000	52.78
Martin Koller, M.D., Chief Medical Officer	290,000	20.97
A. W. Homan, Chief Legal Officer	242,500	32.90
All current executive officers as a group	2,032,000	28.50
All directors who are not executive officers as a group	520,000	20.12
Lars G. Ekman, M.D., Ph.D., Chairman of the Board and director nominee	155,000	12.58
Dennis J. Selkoe, M.D., Director and director nominee	80,000	24.61
Each associate of any of such directors, executive officers or director nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All employees who are not executive officers as a group	2,640,325	35.06

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE FURTHER AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN.

BACKGROUND DISCUSSION ON PROPOSAL NOS. 5 AND 6

Introduction

Why we are presenting Proposal Nos. 5 and 6. As a matter of Irish law, directors of an Irish public limited company must have specific authority from shareholders to allot and issue any of the company’s shares (other than pursuant to employee equity compensation plans). In addition, when the directors of an Irish public limited company determine that it is in the best interests of the company to issue shares for cash, the company must first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right) unless the directors opt out of - i.e., “dis-apply” - the statutory pre-emption right under an authority conferred by the constitution of the company or approved by shareholders. Companies incorporated in the U.S. are not subject to similar share issuance restrictions.

Why we are incorporated in Ireland and listed in the U.S. Prothena was formerly substantially all of the drug discovery business of Elan Corporation, plc (“Elan”), an Irish public limited company formed in 1969. In connection with the planned separation of that business from Elan - in what is commonly referred to as a “spin off” transaction - Prothena was formed on September 26, 2012 under the laws of Ireland. Elan’s drug discovery business was then distributed to Prothena on December 20, 2012, and Prothena commenced trading the next day on The NASDAQ Global Market. Both Elan and Prothena were at all times Irish companies, i.e., neither became an Irish company through an “inversion” transaction. In preparing for becoming a separate publicly-traded company, Prothena’s management and Board of Directors determined to list its shares only on The NASDAQ Global Market based on their assessment that it would provide the best access to the capital Prothena would require in order to advance the development of its product candidates and otherwise achieve its strategic goals.

Our current share issuance authorities. When it formed on September 26, 2012, Prothena’s initial Articles of Association (now referred to as its Constitution) authorized our Board of Directors to allot and issue shares up to a maximum of our authorized but unissued share capital and to opt out of the statutory pre-emption right. Accordingly, subject to NASDAQ and SEC rules and regulations, our Board is currently authorized to issue shares, without shareholder approval, up to a maximum of our authorized but unissued share capital, and is further authorized to issue those shares for cash without first being required to offer those shares to all of our shareholders on a pro-rata basis. In this Proxy Statement, we refer to our Board’s authority to allot and issue shares and our Board’s authority to opt out of the statutory pre-emption right collectively as our share issuance authorities. Our current share issuance authorities have, since Prothena was first formed, kept us on an equal footing with our peer companies who are incorporated and listed in the U.S. However, our current share issuance authorities will expire on September 26, 2017 unless renewed by our shareholders.

Renewal of our current share issuance authorities will allow us to continue to execute on our business and growth strategy without competitive disadvantage. Proposal Nos. 5 and 6 ask our shareholders to renew, for another five years, the same share issuance authorities that have been in place and that we have been operating under since Prothena was formed. Approval of these proposals would extend - but would not expand - the current share issuance authorities of our Board. We are and will continue to be subject to all of the shareholder approval and other requirements that arise from our ordinary shares being listed exclusively on The NASDAQ Global Select Market and from Prothena being considered a U.S. domestic reporting company under SEC rules. Our Board will also continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

Many of the companies with which we compete strategically and for capital are incorporated in the U.S., and are therefore not subject to similar share issuance restrictions. We are asking you to approve Proposal Nos. 5 and 6 to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

Effect on Authorized Ordinary Shares

Of the 100,000,000 ordinary shares that we currently have authorized for issuance, as of the close of business on March 13, 2017, there were 37,940,930 ordinary shares outstanding and another 5,860,331 ordinary shares reserved for issuance under our shareholder-approved equity compensation plan (the Amended and Restated 2012 Long Term Incentive Plan). Renewal of the current share issuance authorities will not increase the number of our authorized ordinary shares or otherwise provide greater authority than is currently provided for under our Constitution, other than to renew the term of the share issuance authorities for an additional five years. In addition, although at present our Board has no immediate plans, arrangements or understandings with respect to any share issuances for which renewal of the share issuance authorities is necessary, other than issuances of shares under our shareholder-approved equity compensation plan, our Board desires to retain the flexibility afforded by the current share issuance authorities in order to allow us to continue to be in a position to act quickly with respect to financing opportunities to further our development programs.

Specific Rationale for Proposing to Renew Our Current Share Issuance Authorities

We need the ability to execute on our business and growth strategy without competitive disadvantage. The renewal of our Board’s share issuance authorities is fundamental to the way we intend to advance our business and increase shareholder value. As further described below, our growth strategy depends on our ability to research, develop and commercialize our product candidates, which requires significant capital. Our Board and management rely heavily on having the flexibility to quickly take advantage of opportunities to raise capital through share issuances for cash. If Proposal No. 5 is not approved, we would be required to obtain shareholder approval prior to issuing any shares after September 26, 2017, even if we would not otherwise be required to obtain shareholder approval under NASDAQ rules. Similarly, even if Proposal No. 5 is approved, if Proposal No. 6 is not also approved, in each case where we propose to issue shares for cash consideration after September 26, 2017, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. These limitations, in either case, would put us at a distinct disadvantage in effectively and efficiently raising capital, and in competing for capital vis-à-vis many of our peers because many of the companies with which we compete strategically and for capital are incorporated in the U.S., and are therefore not subject to similar share issuance restrictions. These limitations would make it more difficult and costly for us to complete capital raising transactions in furtherance of our growth strategy, thus potentially limiting our ability to raise the capital necessary to execute on the strategy that we believe is in the best interests of our shareholders.

While we would still retain the ability to seek shareholder approval in connection with a specific issuance of shares should our shareholders not approve Proposal Nos. 5 and 6, we do not believe that convening an extraordinary general meeting of shareholders to approve each specific share issuance (and the corresponding dis-application of the statutory pre-emption right) we seek to undertake would be a workable alternative to obtaining approval of Proposal Nos. 5 and 6. The uncertainty of whether we could obtain such shareholder approval in the context of a specific issuance, as well as the delays we would experience in seeking such approval, would preclude us from taking advantage of opportunistic market windows and could preclude our ability to raise capital altogether. A case-by-case shareholder approval approach ignores market dynamics and competitive realities.

Likewise, even if Proposal No. 5 is approved, if Proposal No. 6 is not also approved, in any capital raising transaction where we propose to issue shares for cash consideration, we would be required to first offer those shares that we propose to issue for cash to all of our existing shareholders in a time-consuming pro-rata rights offering, which would disadvantage us vis-à-vis many of our peers in competing for capital, would significantly encumber the capital-raising process, would significantly increase our costs, and would significantly increase the timetable for completing such a cash financing transaction, thus potentially limiting our ability to advance the development of our product candidates and otherwise achieve strategic goals that we believe are in the best interests of our shareholders.

Our specific growth strategy drives our proposal to renew our current share issuance authorities. We are a global, late-stage clinical biotechnology company establishing fully-integrated research, development and commercial capabilities. Fueled by our deep scientific understanding built over decades of research in protein misfolding and cell adhesion - the root causes of many serious or currently untreatable amyloid and inflammatory diseases - we seek to fundamentally change the course of progressive diseases associated with this biology. As a clinical stage company, we have no products approved for sale and focus substantially all of our efforts on the development and clinical testing of our product candidates, which efforts require significant capital.

Our proposal to renew our share issuance authorities for five years is directly tied to our specific growth strategy. As a clinical stage company, we rely heavily on, and until such time that we successfully obtain regulatory approval of our product candidates and achieve substantial positive cash flows from the commercialization of any approved drug candidates, will continue to rely heavily on, access to the capital markets in order to fund our operations. Likewise, because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, the amounts of increased capital outlays and operating expenses associated with completing the development of our product candidates are inherently uncertain, as is the time horizon for which we expect to rely principally on access to the capital markets to fund the completion of our product candidate development efforts.

Specifically, our future capital requirements will depend on numerous factors, including, without limitation, the timing of initiation, progress, results and costs of our clinical trials; the results of our research and preclinical studies; the costs of clinical manufacturing and of establishing commercial manufacturing arrangements; the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; the costs and timing of capital asset purchases; our ability to establish research collaborations, strategic collaborations, licensing or other arrangements; the costs to satisfy our obligations under current and potential future collaborations; and the timing, receipt, and amount of revenues or royalties, if any, from any approved drug candidates.

We believe that renewing our current share issuance authorities for an additional five years is in the best interests of our shareholders because renewal of the share issuance authorities provides our Board the flexibility, consistent with its fiduciary duties and subject always to the shareholder approval and other requirements of NASDAQ and the SEC, to efficiently and cost-effectively access the capital markets without the competitive disadvantage and risks associated with seeking deal-specific shareholder approvals. As noted above, we do not believe that convening an extraordinary general meeting of shareholders to approve each specific share issuance we seek to undertake would be a workable alternative to obtaining approval of Proposal Nos. 5 and 6. In addition, we believe that renewing our current share issuance authorities for an additional five years instead of seeking general re-approval of our share issuance authorities on a more frequent basis is in the best interests of our shareholders because seeking general re-approval of our share issuance authorities on a more frequent basis would still subject us to the competitive disadvantage risk, particularly given the 75% vote threshold required to dis-apply the statutory pre-emption right. Our concern in this regard is that a single shareholder or small number of shareholders, including those with a short-term focus, could defeat a proposal to disapply the statutory pre-emption right given the high vote threshold to approve that dis-application, even if a substantial majority of our shareholders who are supportive of our business and long-term growth strategy vote to approve the dis-application of the statutory pre-emption right.

We do not believe that limitations derived from Irish capital market practice should apply to Prothena. While not required by Irish law, we understand that it has become market practice for companies whose share capital is listed on the Irish Stock Exchange (the “ISE”) to generally limit the share allotment and issuance authority to an amount equal to 33% of their issued share capital for a period of 12 to 18 months and to generally limit the dis-application of the statutory pre-emption right to only 5% of their issued share capital for a period of 12 to 18 months. While these limitations in size and duration on share issuance authorities are part of the corporate governance framework applicable to companies whose share capital is listed on the ISE (regardless of whether such companies are incorporated in Ireland or elsewhere), our shares are not, and never have been, listed on the ISE, and we are not subject to ISE share listing rules or corporate governance standards applicable to companies whose share capital is listed on the ISE.

We are required to seek shareholder approval to renew our current share issuance authorities because we are incorporated in Ireland. However, the U.S. capital markets are the sole capital markets for our ordinary shares and our ordinary shares are listed solely on The NASDAQ Global Select Market. As such, we believe that our shareholders expect us to, and we are committed to, follow customary U.S. capital markets practices, U.S. corporate governance standards and NASDAQ and SEC rules and regulations. We also believe that applying the standards and market practices of a market where our shares are not listed would be inappropriate and not in the best interests of our Company or our shareholders, especially in circumstances where we are committed to complying with the governance rules and practices of the actual capital market for our shares - The NASDAQ Global Select Market - which imposes its own restrictions on share issuances for the protection of shareholders.

We understand that certain proxy advisory firms have in recent proxy seasons applied their United Kingdom (“U.K.”) and Ireland voting guidelines in formulating their voting recommendations on share issuance authorities proposals for Irish-incorporated U.S.-listed companies, meaning that they have applied or otherwise taken into account the market practice for companies whose share capital is listed on the ISE in formulating their voting recommendations on share issuance authorities proposals for Irish-incorporated companies, even if their shares are not listed on the ISE (or any U.K. exchange). For all of the reasons discussed above and below, we respectfully disagree with this approach.

We also understand that some Irish-incorporated companies that are listed solely on U.S. stock exchanges have followed the market practice for companies whose share capital is listed on the ISE with respect to their own share issuance authorities. However, those companies may have business and capital-raising needs and strategies that differ from ours or may have different approaches for creating shareholder value.

Why Our Shareholders Should Support Our Proposals to Renew Our Current Share Issuance Authorities

We believe we have responsibly used our current share issuance authorities. We believe that we have made significant progress in executing on our long-term business plan and growth strategy, while also creating value for our shareholders. We have been deliberately disciplined in deploying our cash and raising additional capital. Our cash management and what we believe to be well-timed and -executed share issuances that have successfully raised critically-needed capital to further our development programs speak to our commitment to deploy and raise capital wisely and in the best interests of our shareholders. As discussed above, we do not have any products approved for commercial sale, and in order to develop and obtain regulatory approval for our product candidates we will need to raise substantial additional capital. It is therefore critical that we have the ability to efficiently and cost-effectively access the capital markets, including by capitalizing on what can be narrow opportunistic market windows and avoiding unnecessary costs, delays and uncertainties.

Risks if our current share issuance authorities are not renewed. For all of the foregoing reasons, we believe that the additional restrictions on our ability to raise capital if our share issuance authorities are not renewed would negatively impact our ability to execute on our business and growth strategy. In addition, we operate in a highly competitive industry, and believe that the failure to renew our current share issuance authorities would put us at a competitive disadvantage; conversely, we believe that the renewal of our current share issuance authorities, as proposed, would keep us on an equal footing with our peer companies who are incorporated and listed in the U.S.

We believe that these typical Irish stock exchange limitations would disadvantage us relative to our U.S.-incorporated U.S.-listed peers. Companies that are incorporated and exchange-listed in the U.S. are not generally required to - and therefore do not - seek shareholder approval to renew their authority to allot and issue shares or to opt out of the statutory pre-emption right. In this regard, companies that are incorporated and publicly-traded in the U.S. generally do not grant all of their shareholders pre-emptive rights on new issuances of shares for cash. Instead, U.S. investors generally appear to accept that companies often need to access capital markets quickly, and that potential concerns associated with affording management flexibility in this respect are adequately protected against by other factors, including the shareholder approval requirements of U.S. exchanges with respect to share issuances.

Shareholder approval of Proposal Nos. 5 and 6 would NOT mean that our Board would have no limits on future share issuances. To the contrary, Prothena is considered to be a U.S. domestic reporting company under SEC rules and is subject to the same shareholder approval rules with respect to share issuances as all other U.S.-incorporated companies listed on the NASDAQ. For example, NASDAQ rules generally require shareholder approval prior to our issuing shares at a discount in connection with a transaction other than a public offering where the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance. Likewise, shareholder approval is required under the NASDAQ rules prior to our issuing shares when the issuance would result in a change of control of the Company (which would generally be deemed to occur under NASDAQ rules if a share issuance transaction results in an investor or group of investors obtaining a 20% or greater ownership position in our Company on a post-transaction basis, and that ownership position would be the largest position in the Company). Moreover, with limited exceptions, our Board must also seek shareholder approval of equity compensation plans, including material revisions of such plans.

Our shareholders are supportive of our business and growth strategy that drives our proposal to renew our current share issuance authorities. A priority for our Board is listening to the views of our shareholders on a variety of topics, including our business and growth strategy and corporate governance practices. This year, we have solicited the views of institutional investors representing approximately 77% of our outstanding shares. These discussions have been productive and informative, and have helped ensure that our Board’s decisions are aligned with shareholder objectives. During these discussions, our shareholders have generally been supportive of our business and growth strategy. In discussions we have had with shareholders about the share issuance authorities that must be renewed as a matter of Irish law, shareholders have generally understood that renewing our existing share issuance authorities would allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

Summary

The renewal of our Board’s share issuance authorities is fundamental to the way we intend to advance our business and increase shareholder value. Proposal Nos. 5 and 6, if approved, will maintain the status quo, allowing our Board continued flexibility to issue ordinary shares that are already within our authorized share capital, subject to the shareholder approval and other requirements of NASDAQ and the SEC. The renewal of the share issuance authorities, as proposed:

•	Will not increase our authorized share capital;

•	Will not exempt us from any NASDAQ or other requirements or limitations on our share issuances;

•	Will keep us on an equal footing with our peer companies that are incorporated and listed in the U.S., while also fully complying with Irish law; and

•	Are fully consistent with U.S. capital market practices and governance standards.

For the above reasons, our Board strongly recommends that you vote FOR both Proposal No. 5 and Proposal No. 6.

PROPOSAL NO. 5

RENEWAL OF OUR BOARD OF DIRECTORS’ EXISTING AUTHORITY UNDER IRISH LAW TO ALLOT AND ISSUE ORDINARY SHARES

The directors of an Irish public limited company must have specific authority from shareholders to allot and issue shares (including rights to subscribe for or otherwise acquire any shares) - even shares which are part of the company’s authorized but unissued share capital. Our Constitution currently authorizes our Board of Directors to allot and issue new shares without shareholder approval up to a maximum of our authorized but unissued share capital.

This authority of our Board to allot and issue shares has been in place since the Company was formed on September 26, 2012. Under Irish law, this authority may be granted for a maximum period of five years, at which point it lapses unless renewed by our shareholders. Therefore, our Board’s current authority to allot and issue shares is due to expire on September 26, 2017.

We are asking for your approval to renew our Board’s authority to allot and issue ordinary shares for an additional five-year period to expire on May 17, 2022 (or such date that is five years after the date shareholders approve this Proposal No. 5). We are not asking you to approve an increase to our authorized share capital. Your approval of this Proposal No. 5 will simply provide our Board with continued flexibility to issue shares up to the maximum of our existing authorized but unissued share capital, subject to the shareholder approval and other requirements of NASDAQ and the SEC. The renewed authority would apply to the issuance of shares, equity awards under our equity compensation plan and other securities convertible into or exercisable or exchangeable for our shares.

Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our Board will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

If shareholders do not approve this Proposal No. 5, our Board’s existing authority to allot and issue shares up to the amount of our authorized but unissued share capital will continue to apply until September 26, 2017. However, our Board would generally not be able to issue any shares after September 26, 2017 (other than to employees pursuant to our employee equity compensation plans or pursuant to any pre-existing contractual obligation) without first seeking and obtaining shareholder approval for each such issuance. This limitation on our ability to issue shares would disadvantage us vis-à-vis many of our peers in competing for capital, would significantly encumber our capital-raising process, would significantly increase our costs, would add significant uncertainty to our ability to complete capital-raising transactions, and would significantly increase the timetable for completing capital-raising transactions undertaken in furtherance of our growth strategy, thus potentially limiting our ability to advance the development of our product candidates and otherwise achieve strategic goals that we believe are in the best interests of our shareholders.

Please see the Background Discussion on Proposal Nos. 5 and 6 beginning on page 30 of this Proxy Statement for additional information regarding this Proposal No. 5.

Accordingly, we are asking shareholders to approve the following ordinary resolution at the Annual Meeting:

RESOLVED, that the Board of Directors (the “Board”) of Prothena Corporation plc (the “Company”) be and is hereby generally and unconditionally authorized pursuant to Section 1021(1) of the Irish Companies Act 2014 (the “Act”) to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021(12) of the Act up to the amount of the Company’s authorized but unissued share capital as at the date of this resolution, provided that this authority shall expire five years from the date of passing of this resolution and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Board may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE

RENEWAL OF OUR BOARD OF DIRECTORS’ EXISTING AUTHORITY UNDER IRISH LAW TO

ALLOT AND ISSUE ORDINARY SHARES.

PROPOSAL NO. 6

RENEWAL OF OUR BOARD OF DIRECTORS’ EXISTING AUTHORITY UNDER IRISH LAW TO ALLOT AND ISSUE ORDINARY SHARES FOR CASH WITHOUT FIRST OFFERING THOSE SHARES TO EXISTING SHAREHOLDERS PURSUANT TO THE STATUTORY PRE-EMPTION RIGHT THAT WOULD OTHERWISE APPLY

In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for or otherwise acquire any shares) to any new shareholders, it must first offer those shares or rights to existing shareholders of the company pro-rata to their existing shareholdings - pursuant to what is commonly referred to as the statutory pre-emption right. The statutory pre-emption right, if not dis-applied, affords existing shareholders the right to purchase any new shares that we propose to issue for cash in order to maintain their proportionate ownership interests in Prothena following the issuance of those shares. Our Constitution currently authorizes our Board of Directors to issue new shares for cash, up to a maximum of our authorized but unissued share capital, without first offering those shares to existing shareholders, thereby opting out of the statutory pre-emption right.

This authority of our Board to opt out of the statutory pre-emption right has been in place since the Company was formed on September 26, 2012. Under Irish law, this authority may be granted for a maximum period of five years, at which point it will lapse unless renewed by our shareholders. Therefore, our Board’s current authority to opt out of the pre-emption right is due to expire on September 26, 2017.

We are asking for your approval to renew our Board’s authority to opt out of the statutory pre-emption right for an additional five-year period to expire on May 17, 2022 (or such date that is five years after the date shareholders approve this Proposal No. 6). We are not asking you to approve an increase to our authorized share capital. Your approval of this Proposal No. 6 will simply provide our Board with continued flexibility to issue shares for cash up to the maximum of our existing authorized but unissued share capital without offering those shares to existing shareholders under the statutory pre-emption right.

Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances or to comply with applicable SEC disclosure and other regulations, and our Board will continue to focus on and satisfy its fiduciary duties to our shareholders with respect to share issuances.

If our shareholders do not approve this Proposal No. 6, our Board’s existing authority to opt out of the statutory pre-emption right up to the amount of our authorized but unissued share capital will continue to apply until September 26, 2017. However, our Board would generally not be able to issue shares for cash after September 26, 2017 to any new shareholders without first offering those shares to existing shareholders pro-rata to their existing shareholdings. As a result of this limitation, in any capital raising transaction where we propose to issue shares for cash consideration, we would be required to first offer those shares that we propose to issue for cash to all of our existing shareholders in a time-consuming pro-rata rights offering, which would disadvantage us vis-à-vis many of our peers in competing for capital, would significantly encumber the capital-raising process, would significantly increase our costs, and would significantly increase the timetable for completing such a cash financing transaction, thus potentially limiting our ability to advance the development of our product candidates and otherwise achieve strategic goals that we believe are in the best interests of our shareholders.

The statutory pre-emption right applies only to share issuances for cash consideration; accordingly, it does not apply where we issue shares for non-cash consideration (such as in a share exchange transaction or in any transaction in which property other than cash is received by us in payment for shares) or where we issue shares pursuant to our employee equity compensation plans.

Please see the Background Discussion on Proposal Nos. 5 and 6 beginning on page 30 of this Proxy Statement for additional information regarding this Proposal No. 6.

Accordingly, we are asking shareholders to approve the following special resolution at the Annual Meeting:

RESOLVED, subject to and conditional upon Proposal No. 5 being approved, that the Board of Directors (the “Board”) of Prothena Corporation plc (the “Company”) be and is hereby empowered pursuant to section 1023(3) of the Irish Companies Act 2014 (the “Act”) to allot equity securities within the meaning of said section 1023 for cash pursuant to the authority conferred by Proposal No. 5 up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company as at the date of this resolution as if section 1022 of the Act did not apply to any such allotment, provided that this authority shall expire five years from the date of passing of this resolution and provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Board may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this resolution had not expired.

As required under Irish law, Proposal No. 6 is a special resolution that requires the affirmative vote of not less than 75% of the votes cast in person or by proxy at the Annual Meeting in order to be approved.

In addition, approval of this Proposal No. 6 is subject to and conditional upon Proposal No. 5 also being approved. The approval of Proposal No. 6 is subject to the approval of Proposal No. 5 because Irish law requires that a general authority to allot and issue shares be in place before an authority to opt out of the statutory pre-emption right can be granted. Therefore, unless shareholders approve Proposal No. 5, this Proposal No. 6 will fail and not be implemented, even if shareholders approve this Proposal No. 6.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RENEWAL OF OUR BOARD OF DIRECTORS’ EXISTING AUTHORITY UNDER IRISH LAW TO ALLOT AND ISSUE ORDINARY SHARES FOR CASH WITHOUT FIRST OFFERING THOSE SHARES TO EXISTING SHAREHOLDERS PURSUANT TO THE STATUTORY PRE-EMPTION RIGHT THAT WOULD OTHERWISE APPLY.

PROPOSAL NO. 7

APPROVAL OF ANY MOTION TO ADJOURN THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, TO ANOTHER TIME AND PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL NO. 6

Shareholders are being asked to vote for approval of any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6.

Under Irish law, Proposal No. 6 must be approved as a special resolution, which means that not less than 75% of the votes cast in person or by proxy at the Annual Meeting must be voted FOR Proposal No. 6 in order for it to be approved. Given this high vote threshold associated with Proposal No. 6, we are requesting authority to adjourn the Annual Meeting to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6.

Accordingly, we are asking shareholders to approve the following ordinary resolution at the Annual Meeting:

RESOLVED, that any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6 set forth in this Proxy Statement, be approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RESOLUTION TO APPROVE ANY MOTION TO ADJOURN THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, TO ANOTHER TIME AND PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL NO. 6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our ordinary shares as of March 13, 2017 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table below (other than Dr. Schenk, who passed away on September 30, 2016); and

•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner named below is c/o Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Shares	Shares Acquirable Within 60 Days(2)	Total Shares Deemed Beneficially Owned	Percent of Outstanding Shares(3)
5% Shareholders:

Entities Associated with Woodford Investment Management Ltd(4) 9400 Garsington Road Oxford OX4, United Kingdom	10,310,511	—	10,310,511	27.2%
Entities Associated with Fidelity Investments(5) 245 Summer Street Boston, MA 02210	5,173,264	—	5,173,264	13.6
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	3,652,257	—	3,652,257	9.6
Entities Associated with Wellington Management Group LLP(7) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	3,019,033	—	3,019,033	8.0
BlackRock, Inc.(8) 55 East 52nd Street New York, NY 10055	2,626,956	—	2,626,956	6.9
Vanguard Specialized Funds - Vanguard Health Care Fund(9) 100 Vanguard Boulevard Malvert, PA 19355	2,150,294	—	2,150,294	5.7

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Shares	Shares Acquirable Within 60 Days(2)	Total Shares Deemed Beneficially Owned	Percent of Outstanding Shares(3)
Directors and Named Executive Officers:
Lars G. Ekman	243	110,000	110,243	*
Richard T. Collier	1,219	65,000	66,219	*
Shane M. Cooke	—	65,000	65,000	*
K. Anders O. Härfstrand	—	10,000	10,000	*
Christopher S. Henney	—	35,000	35,000	*
Dennis J. Selkoe(10)	4,208	29,000	33,208	*
Gene G. Kinney	2,793	202,602	205,395	*
Tran B. Nguyen	3,200	235,311	238,511	*
Carol D. Karp	—	—	—	—
Martin Koller	—	159,478	159,478	*
A. W. Homan(11)	2,000	79,895	81,895	*
All 13 directors and executive officers as a group	15,663	1,142,075	1,157,738	3.1%

*	Represents beneficial ownership of less than one percent of the Company’s issued and outstanding ordinary shares.
(1)	Represents ordinary shares. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power. Unless otherwise indicated below, to our knowledge, the persons and entities named in this table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.
(2)	For purposes of this table, a person is deemed to have beneficial ownership of our ordinary shares which such person has the right to acquire on or within 60 days after March 13, 2017. The shares reported in this column consist solely of shares that may be acquired by exercise of nonqualified stock (share) options granted under our Amended and Restated 2012 Long Term Incentive Plan.
(3)	The percentage of outstanding shares is based on the 37,940,930 ordinary shares issued and outstanding on March 13, 2017. However, for purposes of computing the percentage of outstanding ordinary shares beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days after March 13, 2017 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person.
(4)	As reported on Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2017 by Woodford Investment Management Ltd (“WIM”) and Neil Woodford, Head of Investments for WIM, and Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2017 by CF Woodford Equity Income Fund (the “Woodford Fund”). The Woodford Fund holds shared voting and dispositive power of 6,869,266 ordinary shares. WIM is the manager of the Woodford Fund and WIM and Mr. Woodford may be deemed to be the beneficial owner of the ordinary shares beneficially owned by the Woodford Fund. The Woodford Fund may also be deemed to be beneficial owner of such ordinary shares because the Management Agreement between the Woodford Fund and WIM may be terminated at any time upon 60 days’ or less notice. WIM and Mr. Woodford each hold shared voting and dispositive power of 10,310,511 ordinary shares. WIM is an investment manager, authorized and regulated by the Financial Conduct Authority, in the business of investment management. Mr. Woodford, as a controlling person of WIM, may be deemed to have beneficial ownership of the securities beneficially owned by WIM.
(5)

As reported on Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2017 by FMR LLC (“FMR”), Abigail P. Johnson and Fidelity Growth Company Fund. FMR has sole voting power over 931,450 ordinary shares and Fidelity Growth Company Fund has sold voting power over 2,041,423 ordinary shares. Ms. Johnson and members of the Johnson family control 49% of FMR and have shared voting and dispositive power over the shares listed herein. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of ordinary shares. FMR Co. Inc., beneficially owns more than five percent of the ordinary shares reported herein.
(6)	As report on Amendment No. 6 to Schedule 13G filed with the SEC on February 10, 2017 by T. Rowe Price Associates, Inc. (“Price Associates”). Price Associates has sole voting power over 491,231 ordinary shares and sole dispositive power over 3,652,257 ordinary shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.
(7)	As reported on Amendment No. 6 to Schedule 13G filed with the SEC on February 9, 2017 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”). Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities, except for Vanguard Health Care Fund. Each of Wellington Management, Wellington Holdings and Wellington Advisors has shared voting power over 790,544 ordinary shares and shared dispositive power over 3,019,033 ordinary shares. Wellington Company has shared voting power over 790,544 ordinary shares and shared dispositive power over 2,960,558 ordinary shares.
(8)	As reported on Amendment No. 2 to Schedule 13G filed with the SEC on January 25, 2017 by BlackRock Inc. BlackRock, Inc. is a parent holding company/control person who has sole voting power over 2,557,428 ordinary shares and sole dispositive power over 2,626,956 ordinary shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares reported herein; no one person’s interest in the shares is more than five percent of the total outstanding ordinary shares. The subsidiaries holding the ordinary shares reported herein are BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd.
(9)	As reported on Amendment No. 2 to Schedule 13G filed with the SEC on February 13, 2017 by Vanguard Specialized Funds - Vanguard Health Care Fund.
(10)	Includes 2,845 ordinary shares held by Dr. Selkoe and 1,363 ordinary shares held by Dr. Selkoe’s spouse.
(11)	Includes 2,000 ordinary shares held in the Homan Family Trust dated September 21, 2001, of which Mr. Homan and his spouse are co-trustees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during our fiscal year 2016.

COMPENSATION DISCUSSION AND ANALYSIS

In this section we provide an explanation and analysis of the material elements of the compensation provided to our chief executive officer, chief financial officer and other three most highly compensated employees who were serving as executive officers at the end of our fiscal year 2016 (referred to as our “named executive officers”). For 2016, those named executive officers were:

•	Dale B. Schenk, Ph.D., our former President and Chief Executive Officer;

•	Gene G. Kinney, Ph.D., our current President and Chief Executive Officer;

•	Tran B. Nguyen, our Chief Financial Officer;

•	Carol D. Karp, our Chief Regulatory Officer;

•	Martin Koller, M.D., our Chief Medical Officer; and

•	A. W. Homan, our Chief Legal Officer.

In 2016, we underwent several changes in our executive leadership. On August 31, 2016, Dr. Kinney, then our Chief Scientific Officer (“CSO”) and Head of Research and Development, was promoted to Chief Operating Officer (“COO”) while also continuing to perform the responsibilities of CSO. On September 30, 2016, Dr. Schenk passed away. Upon his death, our Board of Directors appointed Dr. Kinney to succeed Dr. Schenk as our President and Chief Executive Officer (“CEO”). On December 14, 2016, Ms. Karp was hired as our Chief Regulatory Officer.

Executive Summary

Alignment with Performance. Our executive compensation programs are designed to reward superior performance and provide consequences for under-performance. We believe that compensation of our named executive officers for fiscal year 2016 was aligned with the Company’s performance during 2016. Highlights of that performance include:

•	We Significantly Advanced our Pipeline. During fiscal year 2016, our executive team made significant progress in advancing the Company’s four drug candidate programs:

•	NEOD001 is our investigational monoclonal antibody for the potential treatment of AL amyloidosis. We made significant progress on NEOD001, including by reporting positive data from the completed Phase 1/2 study, initiating an open label extension study, and continuing enrollment in both the Phase 2b PRONTO study and the Phase 3 VITAL Amyloidosis Study.

•	PRX002 is our investigational monoclonal antibody for the potential treatment of Parkinson’s disease and other related synucleinopathies. We advanced clinical development of PRX002, including by completing and reporting positive data from a Phase 1b multiple ascending dose study and announcing plans to initiate a Phase 2 study in patients with Parkinson’s disease.

•	PRX003 is our investigational monoclonal antibody for the potential treatment of inflammatory diseases including psoriasis and psoriatic arthritis. We advanced PRX003, including by completing and reporting positive data from a Phase 1a single ascending dose study in healthy volunteers and initiating a Phase 1b multiple ascending dose study in patients with psoriasis.

•	PRX004 is our investigational monoclonal antibody for the potential treatment of ATTR amyloidosis. We made significant progress on preclinical development of PRX004, announcing plans to initiate a Phase 1 clinical study.

•	We Significantly Strengthened our Cash Position. During fiscal year 2016, our executive team significantly strengthened the Company’s balance sheet through careful cash management as well as a successful equity offering. Our 2016 cash “burn” from operating and investing activities was $134 million, near the low end of our guidance of $132-142 million, while we made significant progress across our four development programs, as described above. As of December 31, 2016, we had $391 million in cash, cash equivalents and restricted cash, near the high end of our post-offering guidance of $384-393 million and providing a solid financial foundation for advancing the Company’s multiple programs.

Pay for Performance. Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance. Accordingly, 91% of our CEO’s and at least 77% of each of our other named executive officer’s total targeted compensation for fiscal year 2016 was in the form of annual cash incentives and stock options, which were linked to actual performance against pre-determined strategic, operational and financial objectives as well as increases in shareholder value.

Compensation Governance and Best Practices. We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key governance practices include the following:

•	Pay for performance. A significant percentage of total target compensation is pay at-risk that is connected to performance.

•	Strong link between performance measures and strategic objectives. Performance measures for incentive compensation are linked to operating priorities designed to create long-term shareholder value.

•	Independent compensation consultant. Our Board’s Compensation Committee (the “Committee”) retains an independent compensation consultant to review our executive compensation program and practices.

•	No guaranteed annual salary increases or bonuses. Our named executive officers’ salary increases are based on individual evaluations and their annual cash incentives are tied to corporate and individual performance.

•	Double-trigger change-in-control severance arrangements. All of our change-in-control severance arrangements have double triggers.

•	No tax gross-ups. We do not provide any tax gross-ups to our named executive officers.

•	No perquisites. We do not provide any perquisites or personal benefits to our named executive officers.

Shareholder Approval of Executive Compensation. At their annual general meeting in 2016, our shareholders voted, in a non-binding advisory vote, to approve the compensation of our named executive officers - with an approval by over 99% of the votes cast at the meeting. The Committee reviewed the result of this advisory vote by shareholders on our executive compensation and, in light of the approval by substantially all of shareholders, did not implement changes to our executive compensation programs as a result of the vote.

The Objective of Our Executive Compensation Programs

The principal objective of our executive compensation programs is to attract, retain, motivate and reward individuals with the executive experience and skills necessary for us to achieve our ultimate goal of increasing shareholder value. In order to do this, our executive compensation programs are designed to:

•	Attract and retain individuals of superior ability, experience and management talent;

•	Motivate and reward executives whose knowledge, skills and performance ensure continued success;

•	Align compensation with corporate strategies, business and financial objectives, operational needs and the long-term interests of our shareholders;

•	Ensure that elements of compensation do not encourage excessive risk-taking; and

•	Ensure that total compensation is fair, reasonable and competitive relative to both internal and external comparison points.

How We Determined Executive Compensation

The Compensation Committee is Responsible for Executive Compensation. The Committee makes all decisions on compensation to our executive officers other than our CEO. In the case of our CEO, the Committee makes recommendations to the Board regarding his compensation, and the Board (excluding the CEO) makes all final decisions on his compensation. Information on the Committee is provided in this Proxy Statement under the heading Corporate Governance and Board Matters - Board Committees - Compensation Committee.

The Committee Utilizes a Compensation Consultant. The Committee annually retains an executive compensation consultant to assist the Committee in making informed decisions on executive officer compensation. The compensation consultant engaged by the Committee for the purpose of establishing fiscal year 2016 compensation was Radford, an AonHewitt Company. Radford was engaged directly by the Committee, after the Committee assessed Radford’s independence from the Company and its management.

Radford was engaged by the Committee to prepare and present an objective assessment of compensation programs for our executive officers, with respect to their reasonableness compared to those of “peer” companies and their appropriateness in accomplishing the Committee’s objectives. Radford was also asked to provide to the Committee specific recommendations on our executive compensation programs generally, as well as on the compensation for each executive officer. Subsequently, during 2016, Radford was asked to provide to the Committee specific recommendations on compensation in connection with certain executive officer promotions and a new executive officer, as described below

The Committee Selects a Peer Group. For purposes of their compensation assessments and decisions, the Committee identified a “peer group” of companies for executive compensation purposes. At the Committee’s instruction, Radford used criteria based on (a) sector, stage of development and geography, (b) market capitalization, and (c) number of employees to develop a recommended list of peer companies, which Radford presented to the Committee and the Committee then considered and approved. The peer group companies approved by the Committee for executive compensation purposes for fiscal year 2016 were:

Acceleron Pharma Agios Pharmaceuticals Alder BioPharmaceuticals Amicus Therapeutics bluebird bio Celldex Therapeutics Cempra	Clovis Oncology Dynavax Technologies Enanta Pharmaceuticals Epizyme Juno Therapeutics Kite Pharma MacroGenics	New Link Genetics Portola Pharmaceuticals Puma Biotechnology Relypsa Sage Therapeutics Sarepta Therapeutics ZIOPHARM Oncology

At the time the Committee approved this peer group, the Company’s market capitalization was at approximately the 60th percentile of the peer group’s range of approximately $750 million to $4.7 billion.

There were a number of changes to this peer group compared to the peer group used by the Committee the previous year (for fiscal year 2015). Those changes resulted primarily from developments at the Company that impacted the criteria used by Radford to determine its recommended peer group, in particular with respect to stage of development, market capitalization and number of employees. Since the selection of the peer group for the prior year (2015), the Company had moved into later stage clinical development, increased its market capitalization and increased its number of employees.

In August 2016, Radford recommended and the Committee approved additional changes to this peer group for the Committee’s use in making compensation decisions for fiscal year 2017. The only change made to the criteria used for the previous year’s peer group was to include companies with larger employee populations. In addition, certain of the peer group companies had been acquired and other companies’ market capitalizations had significantly changed such that they no longer met that criterion. The peer group companies identified by Radford and considered and approved by the Committee for executive compensation purposes for fiscal year 2017 were:

Acceleron Pharma Agios Pharmaceuticals Alder BioPharmaceuticals Amicus Therapeutics bluebird bio Cempra Dermira Dynavax Technologies	Intra-Cellular Therapies Juno Therapeutics MacroGenics Neurocrine Biosciences Novovax Opthotech Portola Pharmaceuticals Puma Biotechnology	Radius Health Sage Therapeutics Sarepta Therapeutics Spark Therapeutics Synergy Pharmaceuticals Ultragenyx Pharmaceutical ZIOPHARM Oncology

At the time the Committee approved this 2017 peer group, the Company’s market capitalization was at approximately the 70th percentile of the peer group’s range of approximately $600 million to $4.3 billion. As is explained below, the Committee decided after this 2017 peer group was approved to also use it for certain compensation decisions made during the remainder of fiscal year 2016.

For competitive assessment purposes, Radford used executive compensation data publicly reported by these peer group companies (i.e., proxy statement data), as well as data from Radford’s Global Life Science Survey of these peer group companies and other publicly-traded pre-commercial biotechnology companies with market capitalizations comparable to the Company (the Committee was not provided with the constituent companies included in this survey). Where there was adequate proxy statement data for a particular position, the proxy statement data was weighted roughly equally with the survey data to develop the market data points presented to the Committee; and where there was not adequate proxy statement data for a position, only survey data was used.

Radford’s report to the Committee included a review of our existing executive compensation programs, practices, levels and arrangements, each executive officer’s compensation relative to the market data, and our equity grant practices for all employees (not just executive officers) relative to the market data. Radford’s report also provided recommendations on changes that might be made to our executive compensation programs generally, and to each executive officer’s compensation. Radford provided its written report in advance of a Committee meeting, at which the lead Radford consultant presented and responded to questions from the Committee.

The CEO Makes Recommendations. For fiscal year 2016, Dr. Schenk, our then CEO, presented to the Committee his recommendations on executive compensation programs, objectives and levels for the executive officers other than himself. Following completion of fiscal year 2016, Dr. Kinney, as CEO, provided his assessment of the performance of those executive officers other than himself, generally as well as with specific reference to the corporate objectives previously established by the Committee.

The Committee or Board Makes Compensation Decisions. At the beginning of 2016, the Committee determined the structure of executive officer compensation programs for that year, after receiving Radford’s report and recommendations and receiving Dr. Schenk’s recommendations on compensation for executive officers other than himself. Specifically, the Committee determined for each executive officer other than Dr. Schenk (a) any adjustment to his or her base salary, (b) his or her target annual cash bonus opportunity for 2016 and the corporate objectives for 2016, and (c) his or her annual stock option award for 2016.

In the case of Dr. Schenk, the Committee recommended to the full Board his base salary, his annual cash bonus opportunity for fiscal year 2016 and the corporate objectives for 2016, and his annual stock option award for 2016. In an executive session without Dr. Schenk present, the Board approved the compensation recommended by the Committee with respect to Dr. Schenk. The same process was followed with respect to Dr. Kinney when he was appointed as our CEO.

In the case of Ms. Karp, her compensation was determined by the Committee in connection with her appointment as our Chief Regulatory Officer after the Committee received market data from Radford, as well as Dr. Kinney’s recommendations following arm’s length negotiations with Ms. Karp. Her compensation, including her base salary, target annual cash bonus opportunity (for fiscal year 2017 only), and initial stock option award, was approved by the Committee.

After completion of fiscal year 2016, the Committee received Dr. Kinney’s report on the Company’s performance relative to the pre-determined corporate objectives for 2016, as well as on the individual performance of each executive officer other than himself. The Company’s Vice President, Human Resources (who is not an executive officer) participated in that Committee meeting, as did the lead Radford consultant. After receiving that report, the Committee determined the annual cash bonus to be paid to each executive officer other than Dr. Kinney for 2016.

After completion of fiscal year 2016, the Nominating and Corporate Governance Committee of the Board completed a review of Dr. Kinney’s performance during 2016 (in a meeting with all other independent members of the Board present). The Compensation Committee then met, with the other independent members of the Board present, the lead Radford consultant and the Vice President, Human Resources, to discuss Dr. Kinney’s compensation. The Committee determined its recommendation to the full Board (other than Dr. Kinney) on Dr. Kinney’s annual cash bonus for 2016. In an executive session without Dr. Kinney present, the Board approved that bonus recommended by the Committee.

Executive Compensation for Fiscal Year 2016

The three key elements of our executive officer compensation programs for fiscal year 2016 were: base salaries; annual cash bonuses; and long-term incentive compensation in the form of annual stock option awards. In addition, the Committee (or the Board) has approved arrangements providing for certain payments and benefits in the event of certain terminations of employment.

Base Salaries. Base salaries are intended to compensate our executive officers for serving as the senior members of our executive team. Salaries are also considered an important element of compensation necessary to retain the Company’s executive officers in a competitive marketplace. To accomplish these objectives, the Committee reviews and sets base salaries annually, generally - but not always - positioning around the 50th percentile of the market data specific to each executive officer’s position, which the Committee considers appropriate to accomplish the purposes of this element of executive compensation.

In determining base salaries for fiscal year 2016 at the beginning of that fiscal year, the Committee considered the market data provided by Radford, and also made subjective assessments of each executive officer’s experience, performance and criticality. Based on these considerations, the Committee approved adjustments to annual base salaries of our named executive officers (other than Dr. Schenk) in the range of 3.0% to 6.7%, in order to maintain them at approximately the 50th percentile as indicated by Radford’s market data.

The Committee made a recommendation to the Board, based on the same considerations described above, with respect to Dr. Schenk’s base salary. The Committee recommended and the Board approved a 3.8% adjustment to his base salary, which put him near the 75th percentile of the market data, which the Committee deemed appropriate given Dr. Schenk’s unique and critical skills.

The Committee considered the same factors described above in setting Dr. Kinney’s base salary when he was promoted to COO and recommending to the Board his base salary when he was promoted to CEO. The Committee approved a base salary increase from $400,000 to $450,000 (a 12.5% adjustment) when Dr. Kinney was promoted to COO in August 2016, which was slightly above the 75th percentile of the market data for that position (using the 2017 peer group). The Committee deemed this adjustment appropriate given Dr. Kinney’s increased responsibilities and his existing base salary relative to that of the other named executive officers. The Committee recommended and the Board approved a base salary increase from $450,000 to $500,000 (a 11.1% adjustment) when Dr. Kinney was promoted to CEO in September 2016, which was below the 25th percentile of the market data for that position (using the 2017 peer group), and which the Committee and the Board deemed appropriate given that they would be conducting a reassessment of executive compensation programs, including its annual review of Dr. Kinney’s and the other named executive officers’ compensation only a few months later in early fiscal year 2017.

The Committee approved Ms. Karp’s base salary of $400,000 in connection with her commencement of employment as the Company’s Chief Regulatory Officer in December 2016, following the Committee’s review of market data for that position and negotiations with Ms. Karp. This base salary was at around the 75th percentile of the market data (using the 2017 peer group), which the Committee deemed appropriate given that her compensation was being set near the end of 2016 and therefore would not be reviewed and considered for adjustment until early in fiscal year 2018.

Annual Cash Bonuses. Annual cash bonuses are intended principally to motivate executive officers to achieve pre-determined annual operational and financial (“corporate”) objectives set by the Committee to promote achievement of our business strategies and drive increases in shareholder value. The annual cash bonuses for our executive officers other than the CEO depend primarily on the Company’s achievement of those corporate objectives, but also depend on individual performance. Our CEO’s annual cash bonus depends exclusively on the Company’s achievement of the pre-determined corporate objectives. The Committee believes that broader corporate objectives are appropriate to ensure all executive officers are working together toward those goals, and that individual performance is in some cases an appropriate additional consideration to motivate and reward individual contributions to the Company’s overall success. These cash awards are made under our Incentive Compensation Plan (the “ICP”), and are described the Grants of Plan-Based Awards - Fiscal Year 2016 table below.

In determining the targeted annual cash bonus opportunity for each named executive officer at the beginning of 2016, the Committee considered Radford’s market data on targeted annual cash bonus opportunity and total targeted annual cash compensation. The Committee also considered the experience, performance and criticality of each executive officer. Based on these considerations, the Committee determined each executive officer’s targeted annual cash bonus opportunity, which were generally around the 75th percentile of the market data for comparable positions, although the Committee did not necessarily target the 75th percentile. Because the Committee set base salaries that were generally around the 50th percentile, the resulting total targeted annual cash compensation for each executive officer generally fell in the range of the 50th to 75th percentiles.

Targeted annual cash bonuses are expressed as a percentage of annual base salary. At the beginning of fiscal year 2016, the Committee recommended and the Board approved setting Dr. Schenk’s targeted cash bonus at 60% of his base salary earned in 2016, and the Committee set the other named executive officers’ targeted cash bonuses at 40% of their respective base salaries earned in 2016 (other than Ms. Karp, who joined the Company in December 2016 and therefore was not eligible for a cash bonus for 2016). The maximum cash bonus that could have been earned by the named executive officers was 150% of their respective target bonuses.

Other than with respect to Dr. Kinney in connection with his promotions (discussed below), the Committee determined not to change the target and maximum bonuses for our named executive officers from their respective levels in 2015. With respect to such levels, the Committee determined that a higher target and maximum bonus opportunity for the CEO, relative to the other executive officers, was appropriate because of the position and responsibilities and in light of the market data supplied by Radford. The Committee determined to use the same bonus opportunities (as a percentage of base salary) for all of the other named executive officers because it felt that differences in their base salaries were sufficient to distinguish between their relative positions, experience and criticality.

Dr. Kinney’s targeted cash bonus was set at 40% of his base salary when he was our CSO. The Committee increased this to 50% of Dr. Kinney’s base salary when he was promoted to COO in August 2016, which was at around the 50th percentile of the market data (using the 2017 peer group), which the Committee deemed appropriate in light of Dr. Kinney’s additional responsibilities and internal equity considerations, as discussed above. The Committee recommended and the Board approved a further increase in this target annual bonus to 60% of base salary when Dr. Kinney was promoted to CEO in September 2016, which was at around the 75th percentile of the market data (using the 2017 peer group) for that position. These adjustments were pro-rated for the periods Dr. Kinney served in these respective positions, which resulted in a targeted cash bonus for 2016 of 47% of his base salary earned in 2016.

Dr. Schenk’s annual cash bonus for fiscal year 2016 depended 100% on the Company’s performance relative to pre-determined corporate objectives established by the Committee (and approved by the Board). With the exception of Dr. Kinney, the other named executive officers’ annual cash bonuses for fiscal year 2016 depended 75% on those same corporate objectives and 25% on their respective individual performance, as determined by the Committee based on assessments from the CEO and the Committee’s knowledge of individual performance. Initially, Dr. Kinney’s annual cash bonus for fiscal year 2016 was to depend 75% on those corporate objectives and 25% on his individual performance, but the Committee recommended and the Board approved in connection with his promotion to CEO that, like Dr. Schenk, his annual cash bonus for fiscal year 2016 depend 100% on the Company’s performance relative to the corporate objectives.

For fiscal year 2016, the Committee (and the Board, with respect to the CEO) established pre-determined corporate objectives that it considered critical to the near- and long-term success of the Company. The Company does not disclose certain specific objectives as they contain competitively sensitive information. However, the objectives were generally as follows, with the weighting shown:

•	Research and Development: Progress our research and development portfolio to achieve specific milestones with respect to our NEOD001, PRX002, PRX003 clinical programs, as well as preclinical programs (65%);

•	Manufacturing: Achieve specific milestones with respect to supply of materials for our NEOD001, PRX003, PRX004 and preclinical programs (15%);

•	Financial: Meet our cash burn guidance range of $132-142 million, and either increase the ownership stake to >5% of at least one additional institutional investor, galvanize at least one new institutional investor to take a >1% ownership stake or retain at least four of our six top non-index institutional investors (15%); and

•	Human Resources: Attract and retain talent (by achieving below 6% voluntary turnover) to achieve the above goals (5%).

The Committee and Board considered most of these objectives moderately difficult to achieve, and some as “stretch” objectives that would be more difficult to achieve.

The Committee determined after fiscal year 2016 that performance relative to the above objectives was as follows:

•	Research and Development: Met or exceeded all but one objective;

•	Manufacturing: Met all objectives;

•	Financial: Met or exceeded all objectives; and

•	Human Resources: Met the objective.

Based on this assessment, the Committee determined that overall Company performance relative to the pre-determined corporate objectives was achieved at 105%. Based on Dr. Kinney’s assessment and report to the Committee on each other named executive officer’s individual performance (relative to the pre-determined corporate objectives and/or more generally), the Committee approved annual cash bonuses to the named executive officers (other than Dr. Kinney) ranging from 104% to 105% of their targeted annual cash bonuses. The Committee recommended to the Board that Dr. Schenk’s and Dr. Kinney’s annual cash bonuses be 105% of their targeted annual performance-based bonuses - consistent with what the Committee determined with respect the Company’s achievement relative to the pre-determined corporate objectives - which recommendations the Board approved. Dr. Schenk’s bonus was pro-rated for the period prior to his death (and was paid to his estate). The actual annual cash bonus paid to each named executive officer for 2016 performance is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

Long-Term Incentive Compensation. Long-term incentives are an important element of our executive compensation that the Committee uses primarily to motivate our executive officers to increase shareholder value, and secondarily to retain executive officers. The Committee believes that long-term incentive compensation also encourages our executive officers to identify, pursue and invest in appropriate long-term strategies for increasing shareholder value. Our long-term incentives for fiscal year 2016 were solely in the form of nonqualified stock (share) options awarded under our shareholder-approved Amended and Restated 2012 Long Term Incentive Plan (the “LTIP”).

We use stock options to link executive officer compensation directly to increases in the price of our ordinary shares, which directly reflects increased shareholder value. All stock options are granted with an exercise price equal to the fair market value (as defined by our LTIP) of our ordinary shares on the date of grant, and generally require continued employment for four years in order to vest fully. Stock options therefore compensate our executive officers only if our share price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. The Committee thus considers stock options a particularly effective incentive and retention tool because it motivates our executive officers to increase shareholder value and remain with the Company.

In determining the annual stock option to award to each named executive officer (and to recommend to the Board the annual stock option to award to the CEO) in fiscal year 2016, the Committee considered Radford’s market data, including:

•	For each executive officer, the grant date Black-Scholes values (using the assumptions in the Company’s most recent quarterly or annual report) of the annual stock option awarded to the executive officer in 2015, Radford’s market data for the 50th and 75th percentiles, and the number of option shares necessary (at that Black-Scholes value) to align with those 50th and 75th percentiles;

•	For each executive officer and all executive officers as a whole, the annual stock options awarded in 2015 as a percent of the Company’s outstanding shares;

•	Various share dilution analyses, assessed share usage and equity compensation practices of the peer group companies identified by Radford and approved by the Committee;

•	The prevalence of other forms of equity-based incentive compensation used by those peer group companies;

•	Executive officers’ individual and collective equity “ownership” through vested and unvested stock options relative to the peer group data;

•	The “in-the-money” value of vested and unvested options and total potential value at certain potential future stock prices of stock options previously granted to each executive officer; and

•	Other market data on equity compensation practices.

The Committee also considered the relative position, experience, performance and criticality of each named executive officer.

Based on these considerations, the Committee approved annual stock option awards in February 2016 to each of our named executive officers (other than Ms. Karp, who joined the Company in December 2016). The grant date Black-Scholes values of these stock options were generally between the 50th and 75th percentiles of the market data, although the Committee did not specifically target the 50th to 75th percentiles.

The Committee approved an additional stock option award (for 50,000 shares) to Dr. Kinney in connection with his promotion to COO in August 2016, and the Committee recommended to the Board, which the Board approved, another stock option award (for 30,000 shares) to Dr. Kinney in connection with his promotion to CEO in September 2016. Each of these stock options vests as to 25% of the shares subject to the option on the first anniversary of the applicable date of promotion, and as to 1/48th of the options on each monthly anniversary thereafter, subject to Dr. Kinney’s continued employment on each applicable vesting date. In determining the size of each of these additional stock option awards, the Committee considered the size and Black-Scholes value of the stock options already awarded to Dr. Kinney in 2016, and how the aggregate Black-Scholes value of those awards compared to the market data (using the 2017 peer group) for Dr. Kinney’s new position. The grant date Black-Scholes value of the stock option awarded to Dr. Kinney in connection with his promotion to COO, put his total stock option awards in 2016 at around the 75th percentile of the market data, which the Committee deemed appropriate given Dr. Kinney’s increased responsibilities and how his stock option awards in 2016 compared to awards to the other named executive officers. The grant date Black-Scholes value of the stock option awarded to Dr. Kinney in connection with his promotion to CEO put his total stock option awards in 2016 at around the 50th percentile of the market data, which the Committee and Board deemed appropriate given that they would be conducting a reassessment of executive compensation programs and considering an annual stock option award for Dr. Kinney only a few months later in early fiscal year 2017.

The Committee approved an initial stock option award (for 100,000 shares) to Ms. Karp in connection with her commencement of employment as our Chief Regulatory Officer. That stock option vests as to 25% of the shares subject to the option on the first anniversary of her date of appointment and as to 1/48th of the option on each monthly anniversary thereafter, subject to Ms. Karp’s continued employment on each applicable vesting date. In determining the size of that stock option award, the Committee considered the market data as well as the size of stock option awards to previous newly-hired senior executive officers and decided it was appropriate to award a stock option to Ms. Karp in line with those previous awards. The Committee also deemed the size of her award appropriate given that her compensation was being set near the end of 2016 and therefore would not be reviewed and considered for another stock option award until early in fiscal year 2018.

The stock options awarded in fiscal year 2016 to our named executive officers and their grant date Black-Scholes values are set forth in the Grants of Plan-Based Awards - Fiscal Year 2016 table below, and those values are also set forth in the Options Awards column of the Summary Compensation Table below.

Deferred Compensation. Our named executive officers are eligible to participate in our tax-qualified 401(k) Plan on the same terms as all other U.S. employees. The Company makes non-discretionary contributions to the accounts of all participants in that Plan, and may also make discretionary matching contributions to all participants’ accounts (which it did for fiscal year 2016, equal to 1.5% of each participant’s eligible earnings in 2016).

Perquisites and Other Personal Benefits. No perquisites or other personal benefits are provided to our named executive officers.

Employment and Termination Arrangements

Dr. Schenk. In connection with his appointment as our CEO in 2012, we entered into an employment agreement with Dr. Schenk that set forth the terms and conditions of his employment as our CEO. That employment agreement provided for certain payments and benefits in the event of a qualifying termination of his employment, including death. Dr. Schenk was also awarded stock options containing accelerated vesting provisions in the event of a qualifying termination of his employment, including death. The Committee and the Board considered these arrangements to be necessary in order to secure Dr. Schenk’s services as our CEO. Pursuant to these arrangements, in connection with Dr. Schenk’s death, we provided his estate with the payments and benefits described below under the heading Change in Control and Severance Arrangements - Dale B. Schenk.

Dr. Kinney. In connection with his appointment as our CEO in September 2016, we entered into an employment agreement with Dr. Kinney that sets forth the terms and conditions of his employment as our CEO. That employment agreement provides for an annual base salary of $500,000 and a targeted annual cash bonus equal to 60% of his base salary (provided that for 2016, his targeted annual bonus was prorated between 40%, 50% and 60% of base salary for the periods he served as our CSO, COO and CEO, respectively). Dr. Kinney’s employment agreement also provides for certain severance payments and benefits in the event of qualifying termination of his employment. We have also awarded stock options to Dr. Kinney containing accelerated vesting provisions in the event of a qualifying termination of his employment. The material terms of that employment agreement and those stock options, as they relate to certain potential terminations of Dr. Kinney’s employment, are described below under the heading Change in Control and Severance Arrangements - Gene G. Kinney.

The Committee and the Board considered these arrangements to be necessary in order to secure Dr. Kinney’s services as our CEO, as well as generally consistent with peer group data (for the 2017 peer group) presented to the Committee by its compensation consultant. The Committee and the Board believe that these arrangements ensure that Dr. Kinney focuses solely on the best interests of our shareholders in the event of a possible, threatened or pending change in control, despite how a change in control might affect him personally. These change in control arrangements therefore serve as an important retention tool and ensure that personal uncertainties do not dilute his complete focus on promoting shareholder value.

Other Named Executive Officers. Each of Mr. Nguyen, Ms. Karp, Dr. Koller and Mr. Homan are eligible to participate in our Amended and Restated Severance Plan (the “Severance Plan”), which provides for certain severance payments and benefits in the event of a qualifying termination of employment. In addition, they have each been awarded stock options containing accelerated vesting provisions in the event of a qualifying termination of employment. The material terms of the Severance Plan and these option agreements, as they relate to certain potential terminations of employment, are described below under the heading Change in Control and Severance Arrangements - Other Named Executive Officers. For the same reasons described above with respect to Dr. Kinney, the Committee considered these arrangements to be necessary in order to secure the services of these named executive officers, reasonable and customary and an important retention tool that ensures that personal uncertainties do not dilute our executive officers’ complete focus on promoting shareholder value.

In November 2016, Dr. Koller informed us of his intention to retire in 2017 from his position as our Chief Medical Officer (“CMO”). In connection with that decision, we entered into a Retirement Transition Letter with Dr. Koller, under which he agreed to continue to serve as our CMO until his successor is appointed. While Dr. Koller serves as our CMO, he will continue to receive the same compensation that he currently receives, provided that he will not be eligible for a bonus for fiscal year 2017. Following the appointment of his successor, Dr. Koller will continue as a full-time employee for three months (at an annual salary rate of $371,315) and as a part-time employee thereafter until December 31, 2017 (at an annual salary rate of $278,486), in order to assist in the transition of his duties. Dr. Koller’s retirement on December 31, 2017 will not constitute a Triggering Event (as defined in the Severance Plan) and will not constitute an Involuntary Termination (as defined in Dr. Koller’s stock option agreements).

In connection with the employment and appointment of Ms. Karp as our Chief Regulatory Officer, we entered into an offer letter with her that sets forth certain terms and conditions of her employment. That offer letter provides for a starting annual base salary of $400,000, a targeted annual cash bonus for fiscal year 2017 equal to 40% of her base salary earned in 2017, and an initial stock option award for 100,000 shares, as described above.

Other Compensation-Related Practices and Considerations

Stock Option Grant Practices and Procedures. All stock options awarded to our executive officers other than the CEO were approved by the Committee, and stock options awarded to our CEO were approved by our Board (based on recommendations from the Committee). Grants to other employees are pursuant to specific delegations of authority from the Committee, which delegations include individual grant limits, aggregate grant limits, specification of grant terms and specification of grant dates.

Stock option awards approved (or delegated for approval) by the Committee and the Board have always been granted on a date not earlier than the date of approval by the Committee, Board or delegated officer, and with an exercise price that is not less than the fair market value (as defined the LTIP) on the date of grant.

Tax Deductibility. Section 162(m) of the U.S. Internal Revenue Code generally limits a company’s ability to deduct for tax purposes compensation in excess of $1,000,000 paid in any single tax year to the chief executive officer or any of the next three most highly compensated executive officers other than the chief financial officer, unless that compensation is deemed to be performance-based in accordance with Section 162(m). Our LTIP is designed and approved by our shareholders so that incentive compensation under the LTIP may be performance-based in accordance with Section 162(m). However, the Committee considers it essential to structure a compensation program that will attract, retain, motivate and reward executives with the experience, skills and proven ability to maximize shareholder returns. Accordingly, the Committee considers the tax deductibility of executive officer compensation programs, but has chosen to approve certain compensation that has limited tax deductibility under Section 162(m) where such compensation serves the Committee’s compensation objectives. These elements of compensation that are not qualified under Section 162(m) will only be non-deductible to the Company if, as to any particular named executive officer, the total amount of that compensation, when combined with that executive’s salary and imputed income for certain benefits, exceeds $1,000,000 in any given year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on those reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Dennis J. Selkoe (Committee Chairman)
Lars G. Ekman
Christopher S. Henney

EXECUTIVE COMPENSATION

The following table provides certain information on compensation earned by or awarded to the named executive officers of the Company during our fiscal years 2016, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Dale B. Schenk, Ph.D.(4)	2016	401,667	—	4,533,140	253,050	1,247,086	6,434,943
Former President and Chief Executive Officer	2015	515,833	—	2,784,825	263,075	11,263	3,574,996
	2014	491,667	—	2,226,903	295,000	11,700	3,025,270

Gene G. Kinney, Ph.D.(5)	2016	425,000	—	4,089,442	208,688	11,925	4,735,055
President and Chief Executive Officer	2015	369,792	—	1,206,758	131,276	11,263	1,719,089
	2014	348,333	50,000	954,387	148,042	11,700	1,512,462

Tran B. Nguyen	2016	366,700	—	1,473,271	154,014	11,925	2,005,910
Chief Financial Officer	2015	348,075	—	1,021,103	128,788	11,263	1,509,229
	2014	338,333	—	954,387	140,408	13,971	1,447,099

Carol D. Karp(6)	2016	19,743	—	3,556,360	—	304,742	3,880,845
Chief Regulatory Officer	2015	—	—	—	—	—	—
	2014	—	—	—	—	—	—

Martin Koller, M.D.	2016	369,513	—	1,133,285	153,348	11,925	1,668,071
Chief Medical Officer	2015	358,312	—	928,275	123,618	11,263	1,421,468
	2014	348,500	—	1,519,454	141,142	11,700	2,020,796

A. W. Homan	2016	338,250	—	1,019,957	142,065	11,925	1,512,197
Chief Legal Officer	2015	328,958	—	789,034	116,780	11,263	1,246,035
	2014	217,917	—	1,603,790	84,988	9,899	1,916,594

(1)	Consists of nonqualified stock (share) options awarded under our Amended and Restated 2012 Long Term Incentive Plan (the “LTIP”). These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected for fiscal year 2016, see Note 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2016.
(2)	Consists of cash bonuses paid under our Incentive Compensation Plan (the “ICP”) for the fiscal year performance periods indicated (these bonuses were paid in the subsequent year, but are reported for the fiscal year for which they were earned). For more information, see the Grants of Plan Based Awards - Fiscal Year 2016 table below.
(3)	Except for Dr. Schenk and Ms. Karp, consists only of Company contributions to the named executive officer’s account under the Company’s tax-qualified 401(k) defined contribution plan.
(4)

Dr. Schenk passed away on September 30, 2016. The amount reported for Dr. Schenk for fiscal year 2016 in the Non-Equity Incentive Plan Compensation column is the cash bonus paid to Dr. Schenk’s estate, which was pro-rated for the period that he participated in the ICP for fiscal year 2016. The amount reported for Dr. Schenk for fiscal year 2016 in the All Other Compensation column consists of (a) $7,950 in Company contributions to Dr. Schenk’s account under the Company’s tax-qualified 401(k) defined contribution plan,

(b) $99,169 paid to Dr. Schenk’s estate for his earned but unused vacation time as of the date of his death, as required under California law, (c) $1,134,000 paid to Dr Schenk’s estate as required under his Employment Agreement with the Company in the event of his death, and (d) $5,967 paid by the Company for a portion of the premiums incurred by Dr. Schenk’s covered dependents for COBRA continuation coverage, as required under his Employment Agreement with the Company in the event of his death. For more information, see the table and narratives under the headings Potential Payments and Benefits Upon Termination of Employment and Change in Control and Severance Arrangements below.
(5)	Dr. Kinney was our Chief Scientific Officer and Head of Research and Development until his promotion to Chief Operating Officer on August 31, 2016. He was promoted to President and Chief Executive Officer on September 30, 2016.
(6)	Ms. Karp commenced employment with us as our Chief Regulatory Officer on December 14, 2016. The amount reported for Ms. Karp for fiscal year 2016 in the All Other Compensation column consists of (a) $592 in Company contributions to Ms. Karp’s account under the Company’s tax-qualified 401(k) defined contribution plan after she commenced employment on December 14, 2016, and (b) $304,150 in consulting fees paid to Ms. Karp in fiscal year 2016 under a Consulting Agreement, pursuant to which she provided consulting services to the Company prior to her commencement of employment on December 14, 2016. That Consulting Agreement terminated as of December 13, 2016.

The following table shows all plan-based awards granted to our named executive officers during our fiscal year 2016.

Grants of Plan-Based Awards

Fiscal Year 2016

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dale B. Schenk	2/24/2016	144,600	241,000	361,500	200,000	34.61	4,533,140
Gene G. Kinney	2/24/2016	119,850	199,750	299,625	65,000	34.61	1,473,271
	9/1/2016	—	—	—	50,000	52.21	1,714,215
	11/2/2016	—	—	—	30,000	45.13	901,956
Tran B. Nguyen	2/24/2016	88,008	146,680	220,020	65,000	34.61	1,473,270
Carol D. Karp	12/14/2016	—	—	—	100,000	52.78	3,556,360
Martin Koller	2/24/2016	88,683	147,805	221,708	50,000	34.61	1,133,285
A. W. Homan	2/24/2016	81,180	135,300	202,950	45,000	34.61	1,019,957

(1)

Consists of cash bonus awards under the ICP for our fiscal year 2016. Under these awards, the named executive officers (other than Ms. Karp, who did not join the Company until December 14, 2016) were eligible to receive a cash payout depending entirely or primarily upon Company performance relative to pre-determined objectives for fiscal year 2016. In the case of Dr. Schenk and Dr. Kinney (due to his promotion to CEO), their earned cash payouts depended 100% upon Company performance against those pre-determined objectives. In the case of the other named executive officers, their earned cash payouts depended 75% on Company performance against those pre-determined objectives and 25% on individual performance for fiscal year 2016. The amounts shown in the Threshold column are those that would have been paid if the minimum or threshold level of Company performance relative to the pre-determined objectives established by the Committee had been achieved for payouts to have been earned (which minimum performance the Committee had set at 60% of the pre-determined objectives) and, in the case of the named executive officers other than Dr. Schenk and Dr. Kinney, no amount was paid for individual performance; these amounts equal 36% of annual base salary earned in 2016 in the case of Dr. Schenk, 28.2% of annual salary earned in 2016 in the case of Dr. Kinney (due to pro-rated adjustments to his participation in the ICP for fiscal year 2016 in connection with his promotions during the year), and 24% of annual base salary earned in 2016 in the case of the other named executive officers. The amounts shown in the Target column are those that would have been paid if each of the pre-determined objectives for Company performance established by the Committee had been achieved, and assume that the Committee also determined that individual performance (for the named executive officers other than Dr. Schenk) supported a 100% payout; these amounts equal 60% of annual base salary earned in 2016 in the case of Dr. Schenk, 47% of annual base salary earned in 2016 in the case of Dr. Kinney, and 40% of annual base salary earned in 2016 in the case of the other named executive officers. The amounts shown in the Maximum column are those that would have been paid if the each of the pre-determined objectives for Company performance established by the Committee had been achieved and the Committee determined that other Company and individual accomplishments supported a maximum payout; these amounts equal 90% of annual base salary earned in 2016 in the case of Dr. Schenk, 70.5% of annual base salary earned in 2016 in the case of Dr. Kinney, and 60% of annual base salary earned in 2016 in the case of the other named executive officers. If Company performance relative to the pre-determined objectives for fiscal year 2016 had not at least equaled the minimum (threshold) level of 60%, no payout would have been earned. Regardless of Company and/or individual performance, the maximum payout for each named executive officer was 150% of his targeted bonus payout. In addition, regardless of actual performance relative to the pre-determined objectives, the Committee retained discretion to reduce or eliminate any amount that otherwise would be payable. The amounts reported in this table are “estimated future payouts” as they existed at the time the award was made; the actual cash payouts to each executive officer are reported in the Non-Equity Incentive Plan column of the Summary Compensation Table above.
(2)	Consists of ordinary shares that may be acquired by exercise of nonqualified stock (share) options awarded under the LTIP. These option awards have a four-year vesting schedule from the vesting commencement date (which varied by individual and grant), with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter, subject to continued employment (except in the event of certain terminations of employment, as described below under the heading Change in Control and Severance Arrangements). The option exercise price per share for each of these option awards is the closing market price of the Company’s ordinary shares on the date of grant. These options expire no later than ten years after the grant date. The options reported in this table are also reported in the Outstanding Equity Awards at Fiscal Year-End table below.
(3)	These amounts do not reflect compensation actually received. Rather, these amounts represent the grant date fair value of the options awarded, calculated in accordance with Financial Accounting Standards Board ASC Topic 718. For a discussion of the assumptions made in calculating the values reflected, see Note 10 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2016. The fair values reported in this table are also reported in the Option Awards column of the Summary Compensation Table above.

The following table shows all outstanding equity awards - which were only stock (share) options - held by our named executive officers at the end of our fiscal year 2016. Certain of the stock (share) option awards reported in this table are also reported in the Grants of Plan-Based Awards table above.

Outstanding Equity Awards at Fiscal Year-End

Fiscal Year 2016

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date
Dale B. Schenk	383,334	—	(2)	6.03	09/30/2017
	150,000	—	(3)	27.81	09/30/2017
	94,011	—	(4)	34.61	09/30/2017

Gene G. Kinney	136,666	4,167	(5)	6.41	01/29/2023
	31,875	13,125	(6)	29.81	02/04/2024
	28,437	36,563	(7)	27.81	03/11/2025
	—	65,000	(8)	34.61	02/24/2026
	—	50,000	(9)	52.21	09/01/2026
	—	30,000	(10)	45.13	11/02/2026

Tran B. Nguyen	138,750	11,250	(11)	6.73	04/01/2023
	31,875	13,125	(6)	29.81	02/04/2024
	24,062	30,938	(7)	27.81	03/11/2025
	—	65,000	(8)	34.61	02/24/2026

Carol D. Karp	—	100,000	(12)	52.78	12/14/2026

Martin Koller	57,187	7,813	(11)	6.73	04/01/2023
	28,333	11,667	(6)	29.81	02/04/2024
	17,708	7,292	(13)	37.02	04/01/2024
	21,875	28,125	(7)	27.81	03/11/2025
	—	50,000	(8)	34.61	02/24/2026

A. W. Homan	41,666	33,334	(14)	22.14	05/01/2024
	18,593	23,907	(7)	27.81	03/11/2025
	—	45,000	(8)	34.61	02/24/2026

(1)	All option awards were granted under the LTIP, and are subject to accelerated vesting in the event of certain terminations of employment, as further described below under the heading Potential Payments and Benefits upon Termination of Employment.
(2)	This option award was made to Dr. Schenk in connection with the Company’s separation from Elan Corporation, plc and Dr. Schenk’s appointment as our President and Chief Executive Officer. The option award initially had a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment). Pursuant to the terms of the option award, 100% of the shares subject to the option automatically vested upon Dr. Schenk’s death on September 30, 2016, and the option became subject to a new expiration date of one year following the date of his death. Those options reported as exercisable as of December 31, 2016 are held by Dr. Schenk’s estate.

(3)	This option award initially had a four-year vesting schedule from a vesting commencement date of March 11, 2015, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment). Pursuant to the terms of the option award, 100% of the shares subject to the option automatically vested upon Dr. Schenk’s death on September 30, 2016, and the option became subject to a new expiration date of one year following the date of his death. Those options reported as exercisable as of December 31, 2016 are held by Dr. Schenk’s estate.
(4)	This option award initially had a four-year vesting schedule from a vesting commencement date of February 24, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment). Pursuant to the terms of the option award, 100% of the shares subject to the option automatically vested upon Dr. Schenk’s death on September 30, 2016, and the option became subject to a new expiration date of one year following the date of his death. Those options reported as exercisable as of December 31, 2016 are held by Dr. Schenk’s estate.
(5)	This option award was made to Dr. Kinney in connection with the Company’s separation from Elan Corporation, plc and Dr. Kinney’s appointment as our Chief Scientific Officer. The option award has a four-year vesting schedule from a vesting commencement date of January 29, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(6)	These option awards have a four-year vesting schedule from a vesting commencement date of February 4, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(7)	These option awards have a four-year vesting schedule from a vesting commencement date of March 11, 2015, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(8)	These option awards have a four-year vesting schedule from a vesting commencement date of February 24, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the next three years thereafter (subject to continued employment).
(9)	This option award was made to Dr. Kinney in connection with his appointment as our Chief Operating Officer. The option award has a four-year vesting schedule from a vesting commencement date of September 1, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(10)	This option award was made to Dr. Kinney in connection with his appointment as our President and Chief Executive Officer. The option award has a four-year vesting schedule from a vesting commencement date of September 30, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(11)	These option awards were made to Mr. Nguyen and Dr. Koller in connection with the commencement of their employment and appointments as our Chief Financial Officer and Chief Medical Officer, respectively. The option awards have a four-year vesting schedule from a vesting commencement date of March 25, 2013, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(12)	This option award was made to Ms. Karp in connection with the commencement of her employment and appointment as our Chief Regulatory Officer. The option award has a four-year vesting schedule from a vesting commencement date of December 14, 2016, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).

(13)	This option award was made to Dr. Koller in connection with the change of his employment status from part-time to full-time. The option award has a four-year vesting schedule from a vesting commencement date of February 4, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).
(14)	This option award was made to Mr. Homan in connection with the commencement of his employment and appointment as our Chief Legal Officer. The option award has a four-year vesting schedule from a vesting commencement date of April 30, 2014, with 25% of the shares subject to the option vesting on the first anniversary of that vesting commencement date, and the remainder vesting in equal monthly installments over the three years thereafter (subject to continued employment).

The following table shows all stock (share) options that were exercised, and the aggregate value that were realized on those exercises, for each of the named executive officers during our fiscal year 2016.

Options Exercised and Stock Vested(1)

Fiscal Year 2016

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)
Dale B. Schenk(3)	210,989	4,844,387
Gene G. Kinney	29,167	1,426,492
Tran B. Nguyen	—	—
Carol D. Karp	—	—
Martin Koller	—	—
A. W. Homan	18,750	614,188

(1)	The Company has granted only options.
(2)	The value realized equals the difference between the market price of the Company’s ordinary shares at exercise and the option exercise price, multiplied by the number of shares acquired by exercise of the option.
(3)	The amounts shown for Dr. Schenk are for options exercised by his estate after his death on September 30, 2016.

Potential Payments and Benefits upon Termination of Employment

The following table shows the potential payments and benefits that the Company would be obligated to make or provide upon termination of employment of each of our named executive officers other than Dr. Schenk. Amounts shown do not include salary, any bonus earned but not paid through the date of termination, accrued but unused vacation time or amounts or benefits required to paid or provided by law and applicable to all employees. For purposes of this table, it is assumed that each named executive officer’s employment terminated at the close of business on December 31, 2016, the last day of our fiscal year 2016. Following this table, under the heading Change in Control and Severance Arrangements, is a narrative description of the arrangements under which these potential payments and benefits could be provided.

		Termination by Company(1)			Termination by Executive(1)
Name	Nature of Payment or Benefit	For Cause	Due to a Business Condition	For Any Other Reason	Due to Voluntary Resignation	For Good Reason	Due to Death or Disability	Termination Following Change in Control(2)
Gene G. Kinney	Cash Severance(3)	—	625,000	625,000	—	625,000	625,000	1,000,000
	Cash Bonus(3)	—	300,000	300,000	—	300,000	300,000	600,000
	Accelerated Options(4)	—	1,229,255	1,229,255	—	1,229,255	2,283,844	2,283,844
	COBRA Coverage(5)	—	50,514	50,514	—	50,514	50,514	50,514
	Career Assistance(6)	—	8,500	8,500	—	8,500	8,500	8,500

		$—	$2,213,269	$2,213,269	$—	$2,213,269	$3,267,858	$3,942,858

Tran B. Nguyen	Cash Severance(3)	—	370,000	—	—	370,000	—	555,000
	Cash Bonus(3)	—	148,000	—	—	148,000	148,000	222,000
	Accelerated Options(4)	—	1,424,028	—	—	1,424,028	2,341,192	2,341,192
	COBRA Coverage(5)	—	22,561	—	—	22,561	—	22,561
	Career Assistance(6)	—	8,500	—	—	8,500	—	8,500

	Total	$—	$1,973,089	$—	$—	$1,973,089	$2,489,192	$3,149,253

Carol D. Karp	Cash Severance(3)	—	400,000	—	—	400,000	—	600,000
	Cash Bonus(3)	—	160,000	—	—	160,000	160,000	240,000
	Accelerated Options(4)	—	0	—	—	0	0	0
	COBRA Coverage(5)	—	39,496	—	—	39,496	—	39,496
	Career Assistance(6)	—	8,500	—	—	8,500	—	8,500

	Total	$—	$607,996	$—	$—	$607,996	$160,000	$887,996

Martin Koller	Cash Severance(3)	—	371,315	—	—	371,315	—	556,973
	Cash Bonus(3)	—	148,526	—	—	148,526	148,526	222,789
	Accelerated Options(4)	—	1,202,968	—	—	1,202,968	1,976,903	1,976,903
	COBRA Coverage(5)	—	38,805	—	—	38,805	—	38,805
	Career Assistance(6)	—	8,500	—	—	8,500	—	8,500

	Total	$—	$1,770,114	$—	$—	$1,770,114	$2,125,429	$2,803,970

A. W. Homan	Cash Severance(3)	—	339,900	—	—	339,900	—	509,850
	Cash Bonus(3)	—	135,960	—	—	135,960	135,960	203,940
	Accelerated Options(4)	—	1,204,125	—	—	1,204,125	2,068,916	2,068,916
	COBRA Coverage(5)	—	42,477	—	—	42,477	—	42,477
	Career Assistance(6)	—	8,500	—	—	8,500	—	8,500

	Total	$—	$1,730,962	$—	$—	$1,730,962	$2,204,876	$2,833,683

(1)	Occurring outside of the 24-month period commencing on the consummation of a Change in Control, as defined in the Employment Agreement (in the case of Dr. Kinney) or the Severance Plan (in the case of the other named executive officers) and the executive officer’s option award agreements. For more information, see the narrative description below under the heading Change in Control and Severance Arrangements.
(2)

Due to (a) death or disability, (b) termination without Cause or resignation for Good Reason under the Employment Agreement and option agreements (in the case of Dr. Kinney) or the option agreements (in the case of the other named executive officers), or (c) a Triggering Event under the Severance Plan (in the case of the other named executive officers), occurring within the 24-month period commencing on the consummation of a Change in Control, as defined in the Employment Agreement (in the case of Dr. Kinney)

or the Severance Plan (in the case of the other named executive officers) and the executive officer’s option award agreements. For more information, see the narrative description below under the heading Change in Control and Severance Arrangements.
(3)	Consists of the applicable multiple of annual base salary and targeted annual cash bonus pursuant to the Employment Agreement (in the case of Dr. Kinney) or the Severance Plan (in the case of the other named executive officers).
(4)	Consists of the in-the-money value of certain unvested nonqualified stock (share) options as of December 31, 2016 at the closing market price per share ($49.19) on December 30, 2016, the last trading date of fiscal year 2016. The value of accelerated options are calculated by multiplying the number of unvested option shares as of December 30, 2016 by the difference between the exercise price per share and the closing market price per share on that date. For more information, see the footnotes to the Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2016 table above.
(5)	Amounts shown are estimates of what the Company would pay in COBRA premiums for continued medical, dental and vision coverage after a qualifying termination of employment. The reported amounts (a) include only the portion of the COBRA premiums for the executive officer and his or her covered dependents that exceeds the amount the executive officer would have paid as an employee, (b) assume that the executive officer and all covered dependents do not cease to be eligible for COBRA during the relevant period, and (c) assume that the executive officer does not become eligible to receive new healthcare coverage during the relevant period.
(6)	Amounts shown are estimates of what the Company would pay to provide career transition assistance to the executive officer. The reported amounts assume that the executive officer (a) commences this assistance within 60 days following the date his or her employment terminates, and (b) uses this benefit for the full 12 months it is available to the executive officer.

No amounts are shown in the table above for Dr. Schenk because he passed away on September 30, 2016. The actual amounts and benefits that Dr. Schenk’s estate became entitled to receive upon his death are shown in the following table and described below under the heading Change in Control and Severance Agreements. Certain of these amounts and benefits are also included in the Summary Compensation Table, Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2016 table and Options Exercised and Stock Vested - Fiscal Year 2016 table above.

Name	Nature of Payment or Benefit	Due to Death
Dale B. Schenk	Cash Severance(1)	$810,000
	Cash Bonus(1)	324,000
	Accelerated Options(2)	11,231,000
	COBRA Coverage(3)	37,528

	Total	$12,402,528

(1)	Consist of the applicable multiple of Dr. Schenk’s annual base salary (150%) and targeted annual cash bonus (100%) payable pursuant to his Employment Agreement.
(2)	Consists of the in-the-money value of unvested nonqualified stock (share) options that accelerated as of September 30, 2016, the date of Dr. Schenk’s death, at the closing market price per share on that date ($59.97). The value of these accelerated options is calculated by multiplying the number of unvested option shares as of September 30, 2016 by the difference between the exercise price per share and the closing market price per share on that date. For more information, see the footnotes to the Outstanding Equity Awards at Fiscal Year-End - Fiscal Year 2016 table above.
(3)	Consists of the estimated amount payable by the Company for a portion of the premiums that could be incurred by Dr. Schenk’s covered dependents for COBRA continuation coverage for 18 months, as required to be paid or reimbursed under his Employment Agreement.

Change in Control and Severance Arrangements

Dale B. Schenk

Dr. Schenk, our former President and Chief Executive Officer, was party to an Employment Agreement, dated January 22, 2013, with Prothena Biosciences Inc (“PBI”), a wholly-owned subsidiary of the Company and Dr. Schenk’s employer (referred to in this Change in Control and Severance Arrangements section as the “Company”). That Employment Agreement was approved by our Board. The Employment Agreement was amended on March 4, 2013 by the Prothena Biosciences Inc Amended and Restated Severance Plan (the “Severance Plan”), which was approved by the Compensation Committee of our Board. In addition, stock options awarded to Dr. Schenk were subject to terms (approved by our Board) providing for accelerated vesting and extensions of time to exercise in the event of certain terminations of employment. Dr. Schenk’s Employment Agreement (as amended by the Severance Plan) and option award agreements provided for the following payments and benefits to Dr. Schenk’s estate in the event of his death:

Accrued Payments: Dr. Schenk’s estate was to receive (a) any portion of his annual base salary and targeted annual performance-based bonus that was earned but not paid through the date of his death; (b) any unreimbursed business expenses; (c) any accrued but unused vacation and/or floating holidays; and (d) any amount arising from Dr. Schenk’s participation in, or benefits under, any employee benefit plans, programs or arrangements.

Severance Payments and Benefits: Dr. Schenk’s estate was to receive (a) a lump sum cash payment of an amount equal to 150% of Dr. Schenk’s annual base salary as of the date of his death; and (b) a lump sum cash payment of an amount equal to 100% of Dr. Schenk’s annual target bonus. In addition, if Dr. Schenk’s covered dependents elected to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company was obligated to directly pay, or reimburse Dr. Schenk’s covered dependents for, the portion of the COBRA premiums for those covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on the date of death and ending upon the earliest of (1) the 18-month anniversary of the date of his death, (2) the date that the covered dependents become no longer eligible for COBRA, or (3) the date that the covered dependents become eligible to receive healthcare coverage from a subsequent employer. In addition, upon Dr. Schenk’s death, each outstanding option award held by Dr. Schenk was to be accelerated with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period was to be extended to 12 months from the date of his death.

Gene G. Kinney

Dr. Kinney, our President and Chief Executive Officer, is party to an Employment Agreement, dated November 2, 2016, with the Company. That Employment Agreement was approved by our Board. The Employment Agreement provides for certain compensation to be paid and benefits to be provided to Dr. Kinney (or his estate) in the event of certain involuntary terminations of his employment. In addition, stock options awarded to Dr. Kinney are subject to terms (approved or recommended by the Compensation Committee and approved by the Board) providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment.

The Employment Agreement and option award agreements with Dr. Kinney provide for the following compensation and benefits to be provided to Dr. Kinney in the event of certain involuntary terminations of his employment:

Accrued Payments: Upon a termination of Dr. Kinney’s employment for any reason, Dr. Kinney (or his estate) will be entitled to receive (a) any portion of his annual base salary and targeted annual performance-based bonus that is earned but not paid through the date of termination; (b) any unreimbursed business expenses; (c) any accrued but unused vacation and/or floating holidays; and (d) any amount arising from Dr. Kinney’s participation in, or benefits under, any employee benefit plans, programs or arrangements.

Severance Payments and Benefits Not in Connection with a Change in Control: In the event of Dr. Kinney’s termination of employment by the Company without Cause (defined below), by Dr. Kinney for Good Reason (defined below) or because of Dr. Kinney’s death or Disability (as defined in the Employment Agreement), in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), in addition to the accrued payments described above, the Company will (a) pay in a lump sum cash payment an amount equal to 125% of Dr. Kinney’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 100% of Dr. Kinney’s annual target bonus; (c) if Dr. Kinney elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Kinney and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date that he becomes eligible to receive healthcare coverage from a subsequent employer; and (d) if Dr. Kinney commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months. In addition, if Dr. Kinney’s termination of employment by the Company without Cause or by Dr. Kinney for Good Reason, (i) each outstanding equity award granted to Dr. Kinney on or after the date of the Employment Agreement will accelerate with respect to that number of shares that would have vested had he continued employment for the 18-month period immediately following the date of termination, and the post-termination exercise period will extend to 18 months from the date of termination (unless it expires earlier under its term), and (ii) each outstanding option award granted to Dr. Kinney before the date of the Employment Agreement will accelerate with respect to that number of shares that would have vested had he continued employment for the 12-month period immediately following the date of termination, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term). In the event of the termination of Dr. Kinney’s employment due to his death or Total and Permanent Disability (as defined in the option award agreements), each outstanding option award held by him will accelerate with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term).

Severance Payments and Benefits in Connection with a Change in Control: In the event of Dr. Kinney’s termination of employment by the Company without Cause, by Dr. Kinney for Good Reason or because of Dr. Kinney’s death or Disability, in each case that occurs within the 24-month period commencing on the consummation of a Change in Control, in addition to the general severance payments described above, the Company will (a) pay in a lump sum cash payment an amount equal to 200% of Dr. Kinney’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 200% of Dr. Kinney’s annual target bonus; (c) if Dr. Kinney elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him for, the portion of the COBRA premiums for Dr. Kinney and his covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he and/or his covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he becomes eligible to receive healthcare coverage from a subsequent employer; and (d) if Dr. Kinney commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months. In addition, each outstanding equity award held by Dr. Kinney will accelerate with respect to 100% of the then unvested shares subject to each such equity award, and the post-termination exercise period will extend to 18 months from the date of termination (unless it expires earlier under its term).

Dr. Kinney’s employment agreement also includes a Section 280G “best pay” provision, which provides that in the event that any payments or benefits received by Dr. Kinney in connection with a Change in Control would be subject to the excise tax under Section 4999 of the Code, Dr. Kinney will receive either a reduced portion of such payments and benefits such that no excise tax would apply or the full amount of the payments and benefits, whichever results in a greater after-tax benefit to Dr. Kinney.

“Change in Control” is defined in the Employment Agreement as (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (c) individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Original Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Original Director if the individual’s election or nomination for election to the Board was approved by a vote of at least a majority of the Original Directors; but, provided further that any such individual whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation will not be considered an Original Director; (d) a transaction as a result of which any person or company obtains the ownership directly or indirectly of the shares in the Company carrying more than 50% of the total voting power represented by the Company’s issued share capital in pursuance of a compromise or arrangement sanctioned by the court under Section 453 of the Irish Companies Act 2014, or becomes bound or entitled to acquire ordinary shares in the Company under Section 457 of the Irish Companies Act 2014; (e) any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares); or (f) certain similar transactions taking place with respect to PBI, as set forth more fully in the Employment Agreement. The definition of “Change in Control” for purposes of the option award agreements is substantially similar to the definition in the Employment Agreement, except that similar transactions with respect to PBI are not included.

“Cause” is defined in the Employment Agreement as (a) the willful and continued failure by Dr. Kinney to substantially perform his duties with the Company (other than as a result of physical or mental disability) after a written demand for substantial performance is delivered to Dr. Kinney by the Board, which demand specifically identifies the manner in which the Board believes that Dr. Kinney has not substantially performed his duties and that has not been cured within 30 days following receipt by him of the written demand; (b) commission by Dr. Kinney of a felony (other than a traffic-related offense) that in the written determination of the Board is likely to cause or has caused material injury to our business; (c) documented intentional misrepresentation or omission of material fact with respect to a significant matter relating to our business; or (d) material breach of any agreement by and between Dr. Kinney and the Company, which material breach has not been cured within 30 days following receipt by Dr. Kinney of written notice from the Board identifying such material breach. “Cause” is defined in the option award agreements as (i) the willful breach, habitual neglect or poor performance of job duties and responsibilities; (ii) conviction (or entry of a guilty plea or plea of nolo contendere) of any crime, excluding minor traffic offenses; (iii) commission of an act of dishonesty or breach of fiduciary duty; (iv) commission of a material violation of any of the Company’s personnel policies; or (v) any act or omission which is contrary to the business interest, reputation or goodwill of the Company.

“Good Reason” is defined in the Employment Agreement as (a) a material diminution in Dr. Kinney’s base compensation; (b) a material diminution in his authority, duties or responsibilities; (c) a change in the geographic location at which he must perform his services that increases his one-way commute by more than 30 miles; or (d) a material breach of the Employment Agreement by the Company. Notwithstanding the foregoing, Dr. Kinney will not have “Good Reason” unless the condition giving rise to his resignation continues more than 30 days following his written notice of the condition provided to the Company within 90 days of the first occurrence of such condition and his resignation is effective within 180 days following the first occurrence of such condition. The definition of “Good Reason” in the option award agreements is substantially similar to the definition in the Employment Agreement.

Other Named Executive Officers

The other named executive officers (i.e., the named executive officers other than Dr. Schenk and Dr. Kinney) are eligible to participate in the Severance Plan. The Severance Plan provides for certain compensation to be paid and benefits to be provided to them (or their estates) in the event of certain involuntary terminations of their employment. In addition, stock options awarded to those named executive officers under our LTIP are subject to terms providing for accelerated vesting and extensions of time to exercise in the event of certain involuntary terminations of employment.

The Severance Plan and option award agreements provide for the following compensation and benefits to be provided to the other named executive officers in the event of certain involuntary terminations of employment:

Severance Payments and Benefits Not in Connection with a Change in Control: Under the Severance Plan, in the event of a named executive officer’s termination of employment by the Company on account of a Triggering Event (defined below) that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), the Company will (a) pay in a lump sum cash payment an amount equal to 100% of the named executive officer’s annual base salary as of the date of termination; (b) pay in a lump sum cash payment an amount equal to 100% of the annual target bonus; (c) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him or her for, the portion of the COBRA premiums for the named executive officer and his or her covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his termination of employment and ending upon the earliest of (1) the 12-month anniversary of the date of termination, (2) the date that he or she and/or his or her covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he or she becomes eligible for new healthcare coverage (other than through his or her spouse); and (d) if the named executive officer commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months.

Under the option award agreements, in the event of the named executive officer’s termination of employment by the Company without Cause (defined below) or by the executive officer for Good Reason (defined below), in each case that occurs outside of the 24-month period commencing on the consummation of a Change in Control (defined below), each outstanding option award held by the named executive officer will accelerate with respect to that number of shares that would have vested had he or she continued employment for the 12-month period immediately following the date of termination, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term). In the event of a named executive officer’s termination of employment because of the executive officer’s death or Total and Permanent Disability (as defined in the agreements), each outstanding option award held by the named executive officer will accelerate with respect to 100% of the then unvested shares subject to each such option award, and the post-termination exercise period will extend to 12 months from the date of termination (unless it expires earlier under its term).

Severance Payments and Benefits in Connection with a Change in Control: In the event of a named executive officer’s termination of employment by the Company in connection with a Triggering Event that occurs within the 24-month period commencing on the consummation of a Change in Control, the Company will (a) pay in a lump sum cash payment an amount equal to 150% of the named executive officer’s annual base salary as of the date of termination; (b) pay 150% of the annual target bonus in a lump sum cash payment; (c) if the named executive officer elects to receive continued healthcare coverage pursuant to COBRA, directly pay, or reimburse him or her for, the portion of the COBRA premiums for the named executive officer and his or her covered dependents that exceeds the amount of such premium an active employee would be required to pay during the period commencing on his or her termination of employment and ending upon the earliest of (1) the 18-month anniversary of the date of termination, (2) the date that he or she and/or his or her covered dependents, as applicable, become no longer eligible for COBRA, or (3) the date he or she becomes eligible for new healthcare coverage (other than through his or her spouse); and (d) if the named executive officer commences a career transition assistance program sponsored or arranged for by the Company within 60 days following the date of termination, pay for such program for a period of 12 months.

The Severance Plan also includes a Section 280G “best pay” provision, which provides that in the event that any payments or benefits received by the named executive officer in connection with a Change in Control would be subject to the excise tax under Section 4999 of the Code, the named executive officer will receive either a reduced portion of such payments and benefits such that no excise tax would apply or the full amount of the payments and benefits, whichever results in a greater after-tax benefit to the named executive officer.

Under the option award agreements, in the event of a named executive officer’s termination of employment by the Company without Cause or by the executive officer for Good Reason, in each case that occurs within the 24-month period commencing on the consummation of a Change in Control, the Company will accelerate each outstanding option award held by the named executive officer with respect to 100% of the then unvested shares subject to each such option award, and extend the post-termination exercise period to 12 months from the date of termination (unless it expires earlier under its term).

The definitions of “Change in Control” in the Severance Plan and for purposes of the option award agreements are substantially similar to the definition in Dr. Kinney’s Employment Agreement described above, except that similar transactions with respect to PBI are not included.

“Cause” is defined in the option award agreements as (a) the willful breach, habitual neglect or poor performance of job duties and responsibilities; (b) conviction (or entry of a guilty plea or plea of nolo contendere) of any crime, excluding minor traffic offenses; (c) commission of an act of dishonesty or breach of fiduciary duty; (d) commission of a material violation of any of the Company’s personnel policies; or (e) any act or omission which is contrary to the business interest, reputation or goodwill of the Company.

The definition of “Good Reason” in the option award agreements is substantially similar to the definition in Dr. Kinney’s Employment Agreement described above.

“Triggering Event” is defined in the Severance Plan as (a) an Involuntary Termination, (b) a Relocation, or (c) a Significant Reduction in Scope or Base Compensation, which are defined as follows: “Involuntary Termination” is defined as a termination by the Company of the named executive officer due to a business condition; “Relocation” is defined as a material change in the geographic location at which the named executive officer is required to perform services, which is defined as including a relocation that increases his one-way commute by at least 30 miles or relocation that requires moving his or her home to a new location more than 30 miles from his or her current home; and “Significant Reduction in Scope or Base Compensation” is defined as material diminution in the named executive officer’s authority, duties or responsibilities or a material diminution in his or her base compensation.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices. The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2016, regarding securities of the Company that may be issued under our equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity Compensation Plans Approved by Shareholders(1)	4,064,207	$27.19	2,284,938
Equity Compensations Plans Not Approved by Shareholders	n/a	n/a	n/a

Total	4,064,207	$27.19	2,284,938

(1)	Represents nonqualified stock (share) options outstanding (column (a)) and ordinary shares available for future issuance (column (c)) under our LTIP.
(2)	Represents ordinary shares available for issuance under our LTIP that may be granted in the form of nonqualified stock (share) options, stock appreciation rights, restricted shares, restricted share units, performance awards and other share-based awards. This number of shares is reduced by 1.5 shares for each share that may be issued under an award other than an option or stock appreciation right.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures on Transactions with Related Persons

The Company has adopted written policies and procedures for the review and approval or ratification of any transaction constituting a transaction with a related person as defined under Item 404(a) of Regulation S-K under the Securities Act (a “Related Party Transaction”). Subject to certain exceptions, Item 404(a) defines a Related Party Transaction as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which the Company was, is or will be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest. A related person is (a) any director (or nominee for director) or executive officer of the Company, (b) any beneficial owner of more than 5% of the Company’s ordinary shares, or (c) certain “immediate family members” of such director (or nominee for director), executive officer or beneficial owner.

Under our written policies and procedures for Related Party Transactions, which were approved by our Board, all proposed Related Party Transactions (which includes a proposed material modifications to previously approved Related Party Transactions) must be reviewed and approved or ratified by the Audit Committee of our Board, although (a) the Chairman of the Audit Committee may approve a Related Party Transaction if it is not practical for the Committee to do so, subject to subsequent ratification by the Audit Committee, (b) if the Related Party Transaction relates to compensation of a director or executive officer, it must be reviewed and approved or ratified by the Compensation Committee of our Board, and (c) the Board may approve or ratify a Related Party Transaction by an affirmative vote of a majority of directors who do not have an director indirect material interest in the Related Party Transaction. Prior to approval or ratification of a proposed Related Party Transaction, the Audit Committee considers all relevant facts and circumstances including, but not limited to, the financial and others terms and whether such terms, taken as a whole, are no less favorable to the Company than could be obtained in an arms-length transaction with an unrelated third party.

Transactions with Related Persons

We have no Related Party Transactions to report.

Director and Executive Officer Indemnification Arrangements

Our Constitution contains provisions requiring that we indemnify our directors, officers and executives against all costs, charges, losses, expenses and liabilities incurred by them the execution of their duties or in relation thereto, and to advance expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding for which indemnification would be allowed, all to the extent permissible under Irish law. In addition, the Company has entered into a deed of indemnification agreement with each of our directors and executive officers that provides for indemnification of that director and/or executive officer against certain claims that arise by reason of their status or service as a director or executive officer. The Company purchases directors and officers liability insurance to cover its indemnification obligations to our directors and executive officers as well as to cover directly certain claims made against our directors and executive officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Prothena shareholders may be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, you may (a) notify your broker, (b) direct your written request to our Company Secretary at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland, or (c) contact Prothena Investor Relations by telephone at (650) 837-8535. Shareholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to a shareholder at a shared address to which a single copy of the documents was delivered.

ANNUAL REPORT

Our Annual Report on Form 10-K for fiscal year 2016 is being mailed with this Proxy Statement to those shareholders that receive this Proxy Statement in the mail. Shareholders that receive the Notice of Internet Availability of Proxy Materials can access our Annual Report on Form 10-K for 2016 at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

Our Annual Report on Form 10-K for our fiscal year 2016 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a shareholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Company Secretary at Prothena Corporation plc, Adelphi Plaza, Upper George’s Street, Dún Laoghaire, Co. Dublin, A96 T927, Ireland.

By Order of the Board of Directors

Yvonne M. Tchrakian

Company Secretary

March 31, 2017

APPENDIX A

PROTHENA CORPORATION PLC

AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN

(as amended and restated as of ~~May 19, 2016~~February 22, 2017)

A-i

PROTHENA CORPORATION PLC

AMENDED AND RESTATED 2012 LONG TERM INCENTIVE PLAN

The purposes of the Amended and Restated 2012 Long Term Incentive Plan (the “Plan”) are to advance the interests of Prothena Corporation plc (the “Company”) and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for shareholders by aligning the interests of such persons with those of shareholders. This Plan constitutes an amendment and restatement of the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan, as amended on February 24, 2016 (the “~~Original~~Prior 2012 Plan”). In the event that the Company’s shareholders do not approve the Plan, the ~~Original~~Prior 2012 Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Company’s board of directors.

1. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Act” means the Companies Act 1963 as amended from time to time. References to any provision of the Act shall be deemed to include successor provisions thereto and regulations thereunder.

(b) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(c) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(e) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (however effected, including by general offer or court-sanctioned compromise, arrangement or scheme under the Act or otherwise) if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) Individuals who as of the date the Board first consists of at least seven members constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date the Board first consists of at least seven members shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors; but, provided further that any such person whose initial assumption of office is in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iv) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities (e.g., issued shares). For purposes of this subsection (v), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary and (ii) a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(v) Notwithstanding the foregoing, in the case of an Award that constitutes deferred compensation subject to section 409A of the Code, the definition of “Change in Control” set forth above shall not apply, and the term “Change in Control” shall instead mean a “change in the ownership or effective control” of the Company or “in the ownership of a substantial portion of the assets” of the Company within the meaning of section 409A(a)(2)(A)(v) of the Code and the regulations and guidance issued thereunder, but only to the extent this substitute definition is necessary in order for the Award to comply with the requirements prescribed by section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(i) “Committee” means (i) with respect to Awards that are not intended to be “qualified performance-based compensation” under section 162(m) of the Code and are not made to an individual subject to Section 16 of the Exchange Act, the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan, (ii) with respect to Awards that are intended to be “qualified performance-based compensation” under section 162(m) of the Code or made to an individual subject to Section 16 of the Exchange Act, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury Regulations and “non-employee directors” as defined by Rule 16b-3.

(j) “Company” means Prothena Corporation plc, a public limited company organized under the laws of Ireland, or any successor corporation.

(k) “Control” means the ownership directly or indirectly of shares in a company carrying more than 50% of the total voting power represented by that company’s issued share capital.

(l) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(m) “Dividend Equivalent” means a right, granted under Section 4(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(n) “Effective Date” has the meaning set forth in Section 9(m) below.

(o) “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(q) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share during regular trading hours on the date in question (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded). The Committee may determine that, for an Award, the Fair Market Value of Shares shall mean the average of the closing price per Share during regular trading hours for a period, not to exceed 30 days, preceding the date in question on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(r) “Full Value Award” means any Award granted under the Plan other than an Option or a Share Appreciation Right.

(s) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code.

(t) “NQSO” means any Option that is not an ISO.

(u) “Option” means a right, granted under Section 4(b), to purchase Shares.

(v) “Other Share-Based Award” means a right, granted under Section 4(h), that relates to or is valued by reference to Shares.

(w) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(x) “Performance Award” means a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, granted under Section 4(f).

(y) “Performance Period” has the meaning set forth in Section 4(f)(i) below.

(z) “Performance Stock Unit” shall mean a Performance Award awarded under Section 4(f) which is denominated in Shares or their cash equivalent.

(aa) “Plan” means this Amended and Restated 2012 Long Term Incentive Plan, as amended from time to time.

(bb) “Prior 2012 Plan” means the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan, as amended on February 24, 2016.

(cc)~~(bb)~~ “Restricted Shares” means an Award of Shares under Section 4(d) that may be subject to certain restrictions and to a risk of forfeiture.

(dd)~~(cc)~~ “Restricted Share Unit” means a unit representing the Company’s obligation to deliver or issue one Share for each such unit, granted under Section 4(e), or the cash equivalent, at the end of a specified deferral period.

(ee)~~(dd)~~ “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act.

(ff)~~(ee)~~ “SAR” or “Share Appreciation Right” means the right, granted under Section 4(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash or Shares as specified in the Award or determined by the Committee.

(gg)~~(ff)~~ “Share” means one ordinary share, par value $ 0.01, in the capital of the Company.

(hh)~~(gg)~~ “Subsidiary” means any company which is, for the time being, a subsidiary of the Company within the meaning of section 155 of the Act. For the avoidance of doubt, and provided it is not in conflict with the Act, this shall include any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ii)~~(hh)~~ “Substitute Award” has the meaning set forth in Section 3(e) below.

(jj)~~(ii)~~ “Termination of Service” means, unless otherwise defined in an applicable Award Agreement, that a Participant is no longer employed by, providing consulting services to nor a director of the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by or providing service to a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service.

2. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares or other Awards, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument thereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award, subject to Section 2(b) below, or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Authority to Accelerate Awards. Notwithstanding any provision of the Plan to the contrary, the Committee may not amend any outstanding Award to provide for accelerated exercisability or vesting of any Award granted under the Plan except in the event of the Participant’s death, disability or in connection with a Change in Control.

(c)~~(b)~~ Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. By accepting an Award under the Plan, each Eligible Person accepts the authority and discretion of the Committee as set forth in, and exercised in accordance with, this Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(d)~~(c)~~ Limitation of Liability. Each member of the Committee shall be entitled to rely or act upon, in good faith, any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(e)~~(d)~~ No Option or SAR Repricing Without Shareholder Approval. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or the base amount of outstanding SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price or base amount, as applicable, that is less than the exercise price or base amount, as applicable, of the original Options or SARs without shareholder approval. No amendment or adjustment under this Section 2(d) shall have the effect of reducing the amount payable for a Share to less than the par value of a Share.

3. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 3(c), the total number of Shares reserved for issuance in connection with Awards under the Plan is ~~7,400,000~~8,750,000; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.5 Shares for each Share delivered in settlement of any Full Value Award. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. Shares issued or transferred under the Plan may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market for purposes of the Plan. If and to the extent any ~~Options or SARs are~~Award is forfeited, cancelled, terminated, exchanged ~~or~~, surrendered ~~without having been exercised~~or settled in cash, the Shares ~~subject to such Awards shall again~~counted against the Shares available under the Plan with respect to such Award shall, to the extent of such forfeiture, cancellation, termination, exchange, surrender or settlement, be available for all purposes of the Plan~~, provided that~~. Notwithstanding anything herein to the contrary, the following Shares shall not be added to the Shares available for issuance under the Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an ~~Option or a SAR~~Award; and (iii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise thereof. ~~If and to the extent any Full Value Awards are forfeited or terminated, or otherwise not paid in full, or the Shares subject thereto are withheld or surrendered for purposes of satisfying the minimum tax withholding obligations under Section 9(c), the Shares available under the Plan shall be increased by 1.5 Shares subject to such Full Value Award that is forfeited, terminated, not paid in full, withheld or surrendered. To the extent an Award is settled in cash, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for all purposes of the Plan.~~ Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised. For the avoidance of doubt, if Shares are repurchased on the open market with proceeds of the exercise price of Options, such Shares may not again be made available for issuance under the Plan.

(b) The maximum aggregate number of Shares with respect to which one or more Awards may be made under the Plan to any individual during any calendar year shall be 750,000 Shares, subject to adjustment as described below and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are cancelled shall continue to be counted against the limitations provided for herein.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, (i) adjust any or all of (x) the number and kind of shares which may thereafter be issued under the Plan and the manner in which shares subject to Full Value Awards will be counted, (y) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (z) the exercise price, grant price, or purchase price relating to any Award or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with section 424(a) of the Code, unless the Committee determines otherwise; provided further, however, that no adjustment shall be made pursuant to this Section 3 that causes any Award to be treated as deferred compensation pursuant to section 409A of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. No amendment or adjustment under this Section 3(c) shall have the effect of reducing the amount payable for a Share to less than the par value of a Share. In addition, in the event of a Change ~~of~~in Control, the provisions of Section 7 shall apply. Any adjustments determined by the Committee shall be final, binding and conclusive.

(d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

(e) In connection with the acquisition of any business by the Company or any of its Subsidiaries, any outstanding equity grants with respect to stock of the acquired company may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Committee determines in its sole discretion. Shares subject to any such outstanding grants that are assumed or replaced by Awards under the Plan in connection with an acquisition (“Substitute Awards”) shall not reduce the aggregate share limit set forth in Section 3(a), consistent with applicable stock exchange requirements. Notwithstanding any provision of the Plan to the contrary, Substitute Awards shall have such terms as the Committee deems appropriate, including without limitation exercise prices or base prices on different terms than those described herein, provided that the terms of such Substitute Awards shall not have the effect of reducing the amount payable for a Share to less than the par value of a Share. In the event that the Company assumes a shareholder-approved equity plan of an acquired company, available Shares under such assumed plan (after appropriate adjustments to reflect the transaction) may be issued pursuant to Awards under this Plan and shall not reduce the aggregate share limit set forth in Section 3(a), subject to applicable stock exchange requirements.

(f) Full Value Awards made to employees or consultants of the Company, a Subsidiary or an Affiliate shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, subject to the limitation on the Committee’s discretion to accelerate vesting as set forth in Section 2(b), the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, disability, retirement, any other specified Termination of Service or in the event of a Change in Control.

(g) Additionally, notwithstanding any other provision of the Plan to the contrary, but subject to Section 7, Awards granted pursuant to the Plan shall vest no earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, (i) subject to the limitation on the Committee’s discretion to accelerate vesting as set forth in Section 2(b), the Committee may provide that such minimum vesting restrictions may lapse or be waived upon the Participant’s Termination of Service and/or in connection with a Change in Control; (ii) Awards that result in the issuance of an aggregate of up to 5% of the shares available for issuance under Section 3(a) as of the Effective Date may be granted to any one or more Participants without respect to such minimum vesting requirement; and (iii) for purposes of Awards to non-employee directors, a vesting period shall be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the next annual meeting of the Company’s shareholders, so long as the period between such meetings is not less than 50 weeks.

4. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 4. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards under a particular Section of the Plan need not be uniform as among the Participants.

(b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share shall not be less than the Fair Market Value per Share on the date of grant.

(ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (cash or Shares), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant).

(ii) Other Terms. The Committee shall determine, at the time of grant, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement (whether paid in the form of cash, in Shares of stock or a combination of the two), method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares or set forth in Section 4(d)(iv) below, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon (subject to clause (iv) below).

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or, subject to Section 2(b), may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part ~~in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares~~.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv) Dividends. Dividends ~~paid~~ on Restricted Shares shall be ~~either paid at the dividend payment date, or~~ deferred for payment to such date as determined by the Committee, consistent with the requirements of section 409A of the Code, and may be paid in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed. Payment of any dividends deferred pursuant to this subsection (iv) shall be made only upon an event permitted by section 409A of the Code. ~~Dividends may~~Except as otherwise permitted under Section 3(c), dividends that accrue on ~~unearned Performance Awards but~~Restricted Shares shall not be payable unless and until the applicable ~~performance goals are met~~Restricted Share vests.

(e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person), but consistent with the requirements of section 409A of the

Code. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or, subject to Section 2(b), may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part ~~in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units~~.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit that is not a Performance Stock Unit at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit, consistent with the requirements of section 409A of the Code and the amount or value thereof paid in cash pursuant to the vesting schedule of the Restricted Share Unit or automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect. Payment of any Dividend Equivalents deferred pursuant to this subsection (iii) shall be made only upon an event permitted by section 409A of the Code. Except as otherwise permitted under Section 3(c), Dividend Equivalents ~~may~~that accrue on ~~unearned Performance Stock~~Restricted Share Units ~~but~~ shall not be payable unless and until the applicable ~~performance goals are met~~Restricted Share Unit vests.

(f) Performance Awards. The Committee is authorized to grant Performance Awards to Eligible Persons on the following terms and conditions:

(i) The Committee is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Person and to determine whether such Performance Awards shall be “qualified performance-based compensation” under section 162(m) of the Code. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the performance criteria set forth in Section 8(c) or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Committee. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

(ii) Without limiting Section 4(f)(i), the Committee may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective performance goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Participant which are intended to be “qualified performance-based compensation” under section 162(m) of the Code shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 8.

(iii) Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of

Performance Awards. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Awards for which different Performance Periods are prescribed.

(iv) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, and the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if the relevant measure of Company performance for the Performance Period is met.

(v) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

(vi) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Awards for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or, subject to Section 2(b), may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Awards will be waived in whole or in part ~~in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Awards~~.

(vii) Payment. Each Performance Award may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Award or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. Dividend Equivalents shall not be granted with respect to Options or SARs. ~~The Committee may provide, at the date of grant or thereafter, thatll be paid or distributed when accrued, when the underlying Award vests or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Full Value Awards to which they relate. Dividend Equivalents may accrue on unearned performance-based Full Value Awards but shall not be payable unless and until such performance goals are met.~~ Except as otherwise permitted under Section 3(c), Dividend Equivalents that accrue on a Full Value Award shall not be payable unless and until the applicable shares subject to the Full Value Award vest.

(h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 4(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 4(h).

(i) Payment of par value of Shares. The Committee may require that a condition of the delivery of Shares under Section 4(b), 4(c), 4(d), 4(e) or 4(f) above is that the Participant pays the par value of Shares to the Company prior to delivery of the Shares, if required to do so under the Act.

5. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. Subject to the provisions of Section 2(d) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Substitute Award shall be determined by the Committee, in its discretion.

(b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property (if permissible under section 409A of the Code and the Act), and may be made in a single payment or transfer, in installments, or on a deferred basis, consistent with the requirements of section 409A of the Code and the Act. The Committee may make rules relating to installment or deferred payments with respect to Awards, consistent with the requirements of section 409A of the Code, including the rate of interest, if any, to be credited with respect to such payments.

(d) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan and applicable law, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of the Company or its Subsidiaries and Affiliates.

6. Transferability of Awards.

(a) Restrictions on Transfer. Except as described in this Section 6, or unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. A Participant’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Participant’s creditors.

(b) Transfer of NQSOs. Notwithstanding the foregoing, the Committee may provide in a Award Agreement that a Participant may transfer NQSOs to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a NQSO and the transferred NQSO shall continue to be subject to the same terms and conditions as were applicable to the NQSO immediately before the transfer.

7. Change in Control Provisions.

~~(a) Assumption of Awards.~~ Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), ~~unless the Committee determines otherwise,~~ all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Awards shall be converted to similar awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). In the event that the surviving corporation in a Change in Control refuses to assume or substitute for an Award, the Award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions and conditions on the Award shall lapse, provided that any Awards subject to performance-based vesting shall vest based on the greater of (i) actual performance as of the Change in Control or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of the Change in Control.

~~(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take any of the following actions with respect to any or all outstanding Awards: (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change in Control, (ii) determine that the restrictions and conditions on outstanding Restricted Shares, Restricted Share Units, Performance Awards shall lapse, in whole or in part, upon the Change in Control, (iii) determine that Eligible Persons holding Restricted Share Units, Performance Stock Units, Dividend Equivalents and Other Share-Based Awards shall receive a payment in settlement of such Restricted Share Units, Performance Stock Units, Dividend Equivalents, and Other Share-Based Awards in an amount determined by the Committee, (iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and SARs exceeds the exercise price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change in Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Awards shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)  above).~~

8. Qualified Performance-Based Compensation.

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Shares, Restricted Share Units, Performance Awards, Dividend Equivalents or Other Share-Based Awards granted to an employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The provisions of this Section 8 shall apply to any such Awards that are to be considered “qualified performance-based compensation” under section 162(m) of the Code. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 8 or otherwise.

(b) Performance Goals. When Restricted Shares, Restricted Share Units, Performance Awards, Dividend Equivalents or Other Share-Based Awards that are considered to be “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. As to Awards identified by the Committee as “qualified performance-based compensation,” the Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall pre-establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code, provided that the outcome is substantially uncertain at the time of the Committee actually established the goal.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Award Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the performance goals and the satisfaction of all other terms of the Award Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Award Agreement that Awards under this Section 8 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

9. General Provisions.

(a) Compliance with Legal and Trading Requirements.

(i) The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable Irish law, US federal, state and other applicable laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any Irish law, US state, federal or other applicable law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under Irish law, US federal or state law or other applicable law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(ii) With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of section 422 of the Code, and Awards of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with any right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time, subject to applicable law.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of minimum withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem necessary or advisable under applicable laws to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Irish law, US federal, state and other applicable law.

(d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under (i) the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, (ii) the Act, (iii) section 162(m) of the Code or (iv) as it applies to ISOs, to the extent such shareholder approval is required under section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. Notwithstanding any provision to the contrary herein, the Plan and any Award Agreements issued under the Plan may be amended, without the consent of a Participant, in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with, or perfect an exemption from, section 409A of the Code.

(e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Employees Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Awards on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(k) Company Policies. All Awards granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Ireland, without giving effect to principles of conflict of laws thereof.

(m) Effective Date. The Plan (as amended and restated) shall become effective as of February 22, 2017, the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders (the “Effective Date”). No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

(n) Section 409A. The Plan is intended to comply with section 409A of the Code, or an exemption, and payments may only be made under the Plan upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. Notwithstanding anything in this Plan to the contrary, if required by section 409A of the Code, if a Participant is considered a “specified employee” for purposes of section 409A and if payment of any Award under this Plan is required to be delayed for a period of six months after “separation from service” within the meaning of section 409A of the Code, payment of such Award shall be delayed as required by section 409A, and the accumulated amounts with respect to such Award shall be paid in a lump sum payment within ten (10) days after the end of the six (6) month period. If the Participant dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A shall be paid to the Participant’s Beneficiary within sixty (60) days after the date of the Participant’s death. For purposes of section 409A of the Code, each payment under the Plan shall be treated as a separate payment. In no event shall a Participant, directly or indirectly, designate the calendar year of payment. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of Federal, state, local or other tax law.

(o) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

PROTHENA CORPORATION PLC
ADELPHI PLAZA
UPPER GEORGE’S STREET
DÚN LAOGHAIRE
CO. DUBLIN, A96 T927, IRELAND
SCAN TO VIEW MATERIALS & VOTE
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 16, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 16, 2017. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E18114-P84961 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PROTHENA CORPORATION PLC (the “Company”)
The Board of Directors recommends you vote FOR each of the following director nominees:
1. Election of three directors to hold office until no later than the Annual General Meeting of shareholders in 2020.
Nominees For Against Abstain For Against Abstain
1a. Lars G. Ekman 1b. Gene G. Kinney 1c. Dennis J. Selkoe
4. To approve a further amendment and restatement of the Company’s Amended and Restated 2012 Long Term Incentive Plan, including to increase the number of ordinary shares authorized for issuance under that Plan by 1,350,000 ordinary shares, to a total of 8,750,000 ordinary shares.
The Board of Directors recommends you vote FOR the following proposals:
5. To renew the Board of Directors’ existing authority under Irish law to allot and issue ordinary shares.
2. To ratify, in a non-binding vote, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2017 and to authorize, in a binding vote, the Company’s Board of Directors, acting through its Audit Committee, to approve the remuneration of that auditor.
6. To renew the Board of Directors’ existing authority under Irish law to allot and issue ordinary shares for cash without first offering those shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply.
3. To approve, in a non-binding advisory vote, the compensation of the Company’s executive officers named in the Proxy Statement.
7. To approve any motion to adjourn the Annual Meeting, or any adjournment thereof, to another time and place in order to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal No. 6.
NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual General Meeting or any adjournment or postponement thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be shareholder(s) of Prothena Corporation plc (the “Company”). If you wish to appoint a person other than the individuals designated herein, please contact the Secretary of the Company and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted. A proxy is required to vote in accordance with any instructions given to him or her. Completion of a form of proxy will not preclude a shareholder from attending and voting at the Annual General Meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Combined Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
E18115-P84961
PROTHENA CORPORATION PLC Annual General Meeting of Shareholders May 17, 2017, 8:00 A.M. Local Time This proxy is solicited by the Board of Directors
The undersigned having received the notice of the 2017 Annual General Meeting of shareholders of Prothena Corporation plc (the “Company”), to be held on May 17, 2017, at 8:00 A.M. Local Time, at The Shelbourne Hotel, 27 St. Stephen’s Green, Dublin 2, Ireland, and the proxy statement, appoints Dr. Lars G. Ekman and Ms. Yvonne M. Tchrakian, and each of them acting individually, as the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the ordinary shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual General Meeting and at any adjournment or postponement thereof, and the undersigned directs that this proxy be voted as specified herein.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING. THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH SHARES.
Continued and to be signed on reverse side